Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

Dated as of May 2, 2008

by and among

CORPORATE OFFICE PROPERTIES, L.P.,

as Borrower

CORPORATE OFFICE PROPERTIES TRUST,

as Parent,

KEYBANC CAPITAL MARKETS

as Arranger,

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Documentation Agent,

and

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5.,

as Lenders

i

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Section 12.2.	Expenses	66
Section 12.3.	Setoff	67
Section 12.4.	Litigation; Jurisdiction; Other Matters; Waivers	67
Section 12.5.	Successors and Assigns	68
Section 12.6.	Amendments	72
Section 12.7.	Nonliability of Agent and Lenders	73
Section 12.8.	Confidentiality	73
Section 12.9.	Indemnification	74
Section 12.10.	Termination; Survival	76
Section 12.11.	Severability of Provisions	77
Section 12.12.	GOVERNING LAW	77
Section 12.13.	Counterparts	77
Section 12.14.	Obligations With Respect to Loan Parties	77
Section 12.15.	Limitation of Liability	77
Section 12.16.	Entire Agreement	77
Section 12.17.	Construction	78
Section 12.18.	Patriot Act	78
Section 12.19.	Existing Credit Agreement Provisions	78

SCHEDULE I	Commitments
SCHEDULE 5.1.	Borrowing Base Properties
SCHEDULE 7.1.(b)	Ownership of Property Owners
SCHEDULE 8.5(f)	Insurance Requirements

EXHIBIT A	Form of Assignment and Acceptance Agreement
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Draw Request
EXHIBIT D	Form of Guaranty
EXHIBIT E	Form of Notice of Continuation
EXHIBIT F	Form of Notice of Conversion
EXHIBIT G	Form of Pledge Agreement
EXHIBIT H	Form of Note
EXHIBIT I	Form of Opinion of Counsel
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Patriot Act and OFAC Form

iii

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”) dated as of May 2, 2008 by and among CORPORATE OFFICE PROPERTIES, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), CORPORATE OFFICE PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5., KEYBANC CAPITAL MARKETS, INC., as Arranger (the “Arranger”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent (the “Syndication Agent”), and MANUFACTURERS AND TRADERS TRUST COMPANY, as Documentation Agent (the “Documentation Agent”).

WHEREAS, the Lenders desire to make to the Borrower a construction credit facility in an aggregate principal amount of $225,000,000 on the terms and conditions contained herein and the other Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

Section 1.1.           Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Additional Costs” has the meaning given that term in Section 4.1.

“Adjusted LIBOR” means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent to the Lenders from time to time.

“Affiliate” means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Parent; (b) directly or indirectly owning or holding five percent (5.0%) or more of any Equity Interest in the Parent; or (c) five percent (5.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Parent.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.  The Affiliates of a Person shall include any officer or director of such Person.  In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower or the Parent.

“Agent” means KeyBank National Association, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage set forth below corresponding to the ratio of Total Indebtedness to Total Asset Value as determined in accordance with Section 9.1. of the Existing Credit Agreement:

Level	Total Indebtedness to Total Asset Value	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	Less than 0.50 to 1.00	1.60%	0.0%
2	Greater than or equal to 0.50 to 1.00 and less than 0.55 to 1.00	1.75%	0.0%
3	Greater than or equal to 0.55 to 1.00 and less than 0.60 to 1.00	1.85%	0.0%
4	Greater than or equal to 0.60 to 1.00	2.00%	0.0%

The Applicable Margin shall be determined by the Agent from time to time, based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.1.  Any adjustment to the Applicable Margin shall be effective (a) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Parent delivered pursuant to Section 8.1. of the Existing Credit Agreement, as of the date fifty-five (55) days following the end of the last day of the applicable fiscal quarter covered by such Compliance Certificate, (b) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Parent delivered pursuant to Section 8.2 of the Existing Credit Agreement, as of the date one hundred (100) days following the end of the last day of the applicable fiscal year covered by such Compliance Certificate, and (c) in the case of any other Compliance Certificate, as of the date five (5) Business Days following the Agent’s request for such Compliance Certificate.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.1., the Applicable Margin shall equal the percentages corresponding to Level 4 until the date of the delivery of the required Compliance Certificate.  Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Agent first determines the Applicable Margin as set forth above, the Applicable Margin shall equal the percentages corresponding to Level 1.  The provisions of this definition are subject to Section 2.2.(c).

“Applicable Period” has the meaning set forth in Section 2.2.(c).

“Appraisal” means an MAI certified appraisal of an applicable Borrowing Base Property performed in accordance with FIRREA and the Agent’s appraisal requirements by an appraiser selected and retained by the Agent.

“Arranger” means KeyBanc Capital Markets, together with its successors and permitted assigns.

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Eligible Assignee and the Agent, substantially in the form of Exhibit A.

“Available Funding Capacity” shall mean for a particular Borrowing Base Property the aggregate of (a) the Commitments, less (b) the aggregate amount of the Borrowing Base Values for each outstanding Borrowing Base Property Sub-Facility (other than the subject Borrowing Base Property for which such Available Funding Capacity is being determined), less (c) the aggregate principal amount of any outstanding Loans under the subject Borrowing Base Property.

“Base Rate” means the per annum rate of interest equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%).  Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.  The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrowing Base” means an amount equal to the sum of the Borrowing Base Values of the Borrowing Base Properties as determined and adjusted from time to time in accordance with Section 5.3.  A Borrowing Base Property shall be excluded from calculations of the Borrowing Base if at any time (a) the Agent shall cease to have a perfected, first-priority security interest in all of the outstanding Equity Interests of (i) the Property Owner that owns such Borrowing Base Property or (ii) any Subsidiary of the Borrower or the Parent (other than the Borrower) that owns, directly or indirectly, any Equity Interests in such Property Owner or (b) such Property ceases to be an Eligible Property.

“Borrowing Base Certificate” means a report in substantially the form of Exhibit B, certified by the chief financial officer or treasurer of the Parent, setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the

Borrowing Base for all Borrowing Base Properties as of a specified date, all in form and detail reasonably satisfactory to the Agent.

“Borrowing Base Property” means an Eligible Property which the Agent or the Requisite Lenders, as the case may be, have agreed to include in calculations of the Borrowing Base pursuant to Section 5.1.

“Borrowing Base Property Sub-Facility” has the meaning given that term in Section 2.1.(c).

“Borrowing Base Value” means, with respect to a Borrowing Base Property for any date of determination, an amount, as determined by the Agent in its sole discretion, equal to the lesser of (a) 85% of the total budgeted cost of Construction of the applicable Improvements on the Borrowing Base Property as set out in the Total Development Budget (which Total Development Budget shall not exceed $50,000,000), (b) 70% of the Proforma Value, and (c) the Maximum DSCR Loan Amount, as such amount may be reduced by the Agent following the Agent’s receipt and review of the Appraisal of such Borrowing Base Property.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Cleveland, Ohio are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capitalized Lease Obligation” means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Collateral” means any property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, all “Pledged Collateral” under and as defined in the Pledge Agreement.

“Commitment” means, as to each Lender, such Lender’s obligation to make Loans pursuant to Section 2.1., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement or as may be increased from time to time pursuant to Section 2.11. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Completion Date” means, (a) for any Construction on a Borrowing Base Property where the Improvements consist of a shell completion and additional tenant improvements, the earlier of (i) the completion date required by the Lease for such Improvements to be constructed on the Borrowing Base Property, or (ii) the completion date listed in the Construction Schedule or (b) for any Construction on a Borrowing Base Property where the Improvements consist solely of the shell completion of the relevant office building, the completion date listed in the Construction Schedule, each as approved by the Agent, as such Construction Schedule may be modified pursuant to the terms of this Agreement; provided that in no event shall any Completion Date be a date later than a date ninety (90) days prior to the existing Termination Date.

“Compliance Certificate” has the meaning set forth in Section 9.1.

“Construction or construction” means the construction and equipping of the Improvements in accordance with the Plans and Specifications to complete the Borrowing Base Property’s shell completion, the installation of all personal property, fixtures and equipment required for the operation of the Borrowing Base Property and all applicable tenant improvements required by the applicable Leases.

“Construction Documents” means, with respect to the Construction of Improvements on each Borrowing Base Property, the General Contract, the applicable site plan, Plans and Specifications and the Construction Schedule.

“Construction Schedule” means a schedule satisfactory to the Agent, establishing a timetable for completion of the Construction, showing, on a monthly basis, the anticipated progress of the Construction and also showing that the Improvements can be completed on or before the applicable Completion Date.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.

“Date of Borrowing” has the meaning set forth in Section 2.1.(g).

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” has the meaning set forth in Section 3.11.

“Dollars” or “$” means the lawful currency of the United States of America.

“Draw Request” means a written request for any disbursement of Loan proceeds with respect to a Borrowing Base Property, in the form attached hereto as Exhibit C or in such other format as is acceptable to the Agent and otherwise in compliance with Section 2.1.(d).

“Effective Date” means the later of:  (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

“Eligible Assignee” means any Person who is, at the time of determination: (i) a Lender or an affiliate of a Lender; (ii) a commercial bank, trust, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.  If such Person is not currently a Lender or an affiliate of a Lender, such Person’s (or its parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s, or the equivalent or higher of either such rating by another rating agency reasonably acceptable to the Agent.

“Eligible Property” means a Property which satisfies all of the following requirements:  (a) the Property is owned or leased under a ground lease entirely by the Property Owner; (b) such Property is zoned by the applicable Governmental Authority to have a commercial office building; (c) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia and is located in one of Borrower’s core markets or is part of the Borrower’s tenant relationship driven development program; (d) none of the Equity Interests issued by the Property Owner that owns such Property or issued by any Subsidiary that owns, directly or indirectly, any Equity Interests in such Property Owner is subject to any Negative Pledge or any Lien other than Permitted Liens; (e) subject to such exceptions as may be acceptable to the Agent, the following actions may be taken without the need to obtain the consent of any Person:  (i) Liens may be granted to the Agent for the benefit of the Lenders in all such Equity Interests as security for the Obligations, (ii) the Agent may exercise its remedies with respect to any such Lien while an Event of Default exists, (iii) the Agent, any Lender or any of their affiliates may become the owner of such Equity Interests, and (iv) the Borrower, directly or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of any of such Equity Interests; (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (g) the Property is in compliance with all Environmental Laws; (h) the Total Development Budget for such Property shall not exceed $50,000,000; and (i) such Property is not subject to any Liens, except Permitted Liens.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Environmental Proceedings” means any environmental proceedings, whether civil (including actions by private parties), criminal or administrative proceedings, relating to the Borrowing Base Property.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as October 1, 2007, by and among the Parent, the Borrower, the lenders party thereto, KeyBank National Association, as Agent, and the other parties thereto.

“Existing Credit Agreement Default” means any event or condition set forth in Section 10.1 of the Existing Credit Agreement or such other section or provision of the Existing Credit Agreement which relates to Events of Default (as defined in such Existing Credit Agreement) if such Existing Credit Agreement is amended and such amendments are incorporated into this Agreement pursuant to Section 12.19.

“Existing Credit Agreement Representations” means the representations and warranties set forth in Article VI of the Existing Credit Agreement.

“Extension Request” has the meaning set forth in Section 2.9.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Funds from Operations” shall have the meaning set forth in the Existing Credit Agreement.

“General Contract” means the general contract(s) between the Borrower or relevant Property Owner and General Contractor, pertaining to the construction of all Improvements for a Borrowing Base Property.

“General Contractor” means the general contractor for a Borrowing Base Property.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including, without limitation, all consents, licenses and permits (including, without limitation, any building permit, environmental permit, utility permit, land use permit, wetland permit and any other permits) and all other authorization or approvals required from any Governmental Authority for the Construction in accordance with the Plans and Specifications or required from any Governmental Authority for the operation of the Improvements on any Borrowing Base Property.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit

Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include the Parent and each existing or future Property Owner.

“Guaranty” means the Guaranty to which each Guarantor is a party substantially in the form of Exhibit D.

“Hard Cost Advances” has the meaning set forth in Section 2.1.(f).

“Hazardous Material” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Improvements” means the improvements more particularly described in each of the Plans and Specifications for each Borrowing Base Property, and offsite improvements and together with any existing improvements not to be demolished.

“Indebtedness” has the meaning given that term in the Existing Credit Agreement as in effect on the Agreement Date.

“Indemnified Costs” has the meaning set forth in Section 12.9.

“Indemnified Parties” has the meaning set forth in Section 12.9.

“Indemnity Proceeding” has the meaning set forth in Section 12.9.

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending seven (7) days, or 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period of 7-days’ duration) that commences on the last Business Day of a calendar month shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing:  (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“KeyBank” means KeyBank National Association, together with its successors and assigns.

“Leases” means a collective reference to all leases, subleases and occupancy agreements affecting a Borrowing Base Property or any part thereof existing as of the Agreement Date or executed thereafter and all amendments, modifications or supplements thereto approved in writing by the Agent, if required hereunder.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Loan for any Interest Period therefor, the applicable British Bankers’ Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.  If for any reason none of the foregoing rates is available to the Agent, LIBOR shall be, for any Interest Period, the rate determined by the Agent to be the rate at which KeyBank or one of its affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Loan and having a maturity equal to such Interest Period.

“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.

“Loan Document” means this Agreement, each Note, the Guaranty, the Pledge Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means the Borrower, the Parent, each Guarantor, each Pledgor and each Property Owner and any New Loan Party.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents or the Agent’s Lien in any of the Collateral, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Subsidiary” has the meaning given that term in the Existing Credit Agreement.

“Maximum DSCR Loan Amount” means the amount equal to (a) the Proforma NOI for the applicable Borrowing Base Property divided by 1.25%, divided by (b) the Mortgage Constant.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage Constant” means the greater of (a) a debt constant based on the then current 10-year Treasury Bond as of the date of determination, plus 2.00%, or (b) 7.00%, and a 25-year amortization schedule.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or proports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“New Loan Parties” has the meaning set forth in Section 5.1.(d).

“NOI” means, for any period, the gross income from operations of the applicable Borrowing Base Property derived from arm’s length, market rate rents from leases with unaffiliated third parties (unless otherwise approved by the Agent), service fees or charges, less operating expenses (such as cleaning, utilities, administrative, landscaping, security and management expenses), repairs and maintenance and reserves for replacements, and less fixed expenses (such as insurance, real estate and other taxes).  All operating expenses shall be related to the applicable Borrowing Base Property, shall be for services from arm’s length third party transactions or equivalent to the same and shall exclude all expenses for capital improvements and replacements, debt service and depreciation or amortization of capital expenditures and other similar non-cash items.

“Note” has the meaning set forth in Section 2.8.(a).

“Notice of Completion” means a notice delivered to the Agent after all Construction for Improvements for a particular Borrowing Base Property has been completed and Borrower or Property Owner has received all Governmental Approvals, including, if applicable, a certificate of occupancy or similar permit, in order to operate and lease the Improvements on the Borrowing Base Property.

“Notice of Continuation” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.6. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Satisfaction of Conditions Precedent” has the meaning set forth in Section 2.1.(g).

“Obligations” means, individually and collectively:  (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“OFAC Review Process” means that certain review process established by the Agent to determine if any potential transferee of any interests in, or any assignee of any portion of, a Commitment or Loan assigned by a Lender is a party with whom the Agent and any Lender are restricted from doing business under (i) the regulations of OFAC, including any Sanctioned Person, or (ii) any other statute, executive order or other governmental action or list (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Operating Account” has the meaning set forth in Section 2.1.(i).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning set forth in Section 12.5.(i).

“Patriot Act Customer Identification Process” means that certain customer identification and review process established by the Agent pursuant to the requirements of 31 U.S.C. §5318(1) and 31 C.F.R. §103.121 to verify the identity of all permitted transferees of interests in the Borrower and any assignees of a portion of a Commitment or Loan assigned by a Lender.

“Permitted Liens” means, as to any Person:  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6. of the Existing Credit Agreement; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) all restrictions, covenants and other instruments of record existing as of the date the initial Loan is made with respect to any Borrowing Base Property Sub-Facility in question and set forth in any Title Report furnished by Borrower and/or any Property Owner to Agent in connection with such Borrowing Base Property Sub-Facility; (f) any other easements or other agreements necessary for the completion of Construction of Improvements for a Borrowing Base Property; and (g) Liens in favor of the Agent for the benefit of the Lenders.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plans and Specifications” means detailed plans and specifications for the Improvements for a Borrowing Base Property, as modified hereafter as expressly permitted by this Agreement.

“Pledge Agreement” means the Pledge Agreement executed by the Borrower and the Pledgors in favor of the Agent and substantially in the form of Exhibit G.

“Pledgor” means any Subsidiary of the Borrower or the Parent that owns, directly or indirectly, any Equity Interests of a Property Owner.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2%).

“Prime Rate” means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time.  The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.

“Principal Office” means the office of the Agent located at 127 Public Square, Cleveland, Ohio 44114, or such other office of the Agent as the Agent may designate from time to time.

“Proforma NOI” means the amount equal to the proforma NOI for the first stabilized year derived from ten (10) year “as stabilized” cash flow projections for the applicable Borrowing Base Property, which are provided by the Borrower and which are acceptable to the Agent.

“Proforma Value” means the sum determined by dividing the Proforma NOI for the applicable Borrowing Base Property by 7.50%.

“Project Equity” means for a Borrowing Base Property the amount of equity to be provided by Borrower and invested in the related Construction of Improvements equal to the Total Development Budget for such Borrowing Base Property (which Total Development Budget in any event shall not be greater than $50,000,000) less the Borrowing Base Value for such Borrowing Base Property.  Such equity shall be from sources other than the applicable Borrowing Base Property Sub-Facility or any other Loan and shall be applied to the costs of Construction for the applicable Improvements prior to any disbursement under a Borrowing Base Property Sub-Facility.

“Property” means any parcel of real property owned or leased (in whole or in part) by the Borrower or any Property Owner and the applicable Improvements, if any, associated therewith.

“Property Release” has the meaning set forth in Section 5.2.

“Property Owner” means the Borrower or a Subsidiary of the Borrower which owns a Borrowing Base Property.

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Requisite Lenders” means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans (not held by Defaulting Lenders who are not entitled to vote).  Commitments and Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.

“Responsible Officer” means with respect to the Parent or any Subsidiary, the chief executive officer, the chief operating officer, the chief financial officer, or president of the Parent or such Subsidiary.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

“Soft Cost Advances” has the meaning set forth in Section 2.1.(f).

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supplemental Equity Deposit” means the amount, if any, required to be deposited from time to time by the Borrower in connection with a Borrowing Base Property pursuant to Section 2.1.(h) and Section 8.5.(m).

“Survey” means a plat of subdivision, if applicable, and, only to the extent available, a survey prepared by a surveyor registered or licensed to do business in the State in which the Property is located.

“Taxes” has the meaning given that term in Section 3.12.

“Tenant” means the tenant under a Lease.

“Termination Date” means May 2, 2011, or such later date to which the Termination Date may be extended pursuant to Section 2.9.

“Titled Agent” means, collectively and individually, each of the Arranger, the Documentation Agent, the Syndication Agent and their respective successors and permitted assigns.

“Title Report” means a title insurance report covering the applicable Borrowing Base Property or proposed Borrowing Base Property.

“Total Asset Value” has the meaning given that term in the Existing Credit Agreement as in effect as of the Agreement Date.

“Total Development Budget” means the applicable budget for a Borrowing Base Property specifying all costs and expenses of every kind and nature whatever to be incurred by the Borrower in connection with the Construction of Improvements on such Borrowing Base Property prior to the Termination Date.  The Total Development Budget for a Borrowing Base Property shall specify the amount of Project Equity invested in a Borrowing Base Property.

“Total Indebtedness” has the meaning given that term in the Existing Credit Agreement as in effect as of the Agreement Date.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

“Unavoidable Delay” means any delay in the Construction of the Improvements on a Borrowing Base Property, caused by natural disaster, fire, earthquake, floods, explosion, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts for which the Borrower has notified the Agent in writing.

“Unused Amounts” has the meaning set forth in Section 3.6.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

Section 1.2.           General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time; provided, however, to the extent any amendment, supplement, restatement or other modification of the Existing Credit Agreement affects any of the definitions, representations, covenants or other provisions thereof incorporated in this Agreement by reference, such amendment, supplement, restatement or other modification shall only be given effect hereunder as provided in Section 12.19.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Cleveland, Ohio time.

ARTICLE II. CREDIT FACILITY

Section 2.1.           Loans.

(a)           Generally.  Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Commitment.  Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Loans hereunder.

(b)           Purpose of Loan.  To the extent provided in the Total Development Budget, Loans made pursuant to this Agreement shall only be used to reimburse the Borrower for the actual costs incurred or expended for the Construction of Improvements on the Borrowing Base Properties included in the Borrowing Base, as approved by the Agent.

(c)           Borrowing Base Property Facilities.  Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the funding of a construction project for a particular Borrowing Base Property shall be a distinct construction loan facility for such particular Borrowing Base Property allocated from the total Commitments available (each such facility, a “Borrowing Base Property Sub-Facility”); provided that in no event shall the aggregate of the Loans provided for any such Borrowing Base Property Sub-Facility exceed the applicable Borrowing Base Value for such Borrowing Base Property; and, provided further, that in no event shall the amount available under a Borrowing Base Property Sub-Facility for draws exceed the Available Funding Capacity.  A Lender’s obligation to fund a Borrowing Base Property Sub-Facility shall be several (and not joint and several) and shall be limited to its proportionate share according to the amount of its Commitment pursuant to Section 3.2.

(d)           Requesting Loans.  Provided that the applicable Borrowing Base Property is part of the Borrowing Base pursuant to Article V., for each Loan for such particular Borrowing Base Property Sub-Facility, the Borrower shall submit a completed Draw Request to the Agent, setting forth the identification of the Borrowing Base Property, the amount of Loan proceeds desired, the Type of Loan desired, the disbursement instructions, the information required for any Hard Cost Advances or Soft Cost Advances, and the applicable conditions precedent in accordance with Article VI., together with such certification and additional information as the Agent may reasonably require, signed by a duly authorized representative of the Borrower.  Such Draw Request shall be submitted not less than five (5) Business Days prior to the date on which the requested Loan is to be made.  The Agent will transmit a copy of the Draw Request to each Lender no later than five (5) Business Days after delivering the Notice of Satisfaction of Conditions Precedent.  Each Draw Request shall be irrevocable once given and binding on the Borrower.

(e)           Frequency of Draw Requests and Advances.  For each Borrowing Base Property, the Borrower may only submit one Draw Request to the Agent each calendar month.  For each Borrowing Base Property Sub-Facility, Loans shall be made no more frequently than monthly.

(f)            Types of Advances.

(i)            Hard Cost Advances.  Advances by the Lenders for the payment of any sums due under any Construction Document, any subcontract or for any other labor performed and/or materials supplied with respect to the direct costs of the construction of all or any portion of the Improvements (collectively, “Hard Cost Advances”) shall be made on requisitions in a form approved by the Agent, which requisitions must be signed by the chief financial officer or treasurer of the Parent and must be approved by or on behalf of the Agent.  The Borrower shall submit with each requisition a statement that the work completed to the date of such requisition is of quality consistent with the Plans and Specifications.  Disbursements for Hard Cost Advances shall not exceed ninety-five percent (95%) of each requisition for direct construction costs.  Subject to the applicable conditions precedent contained in Article VI., the final holdback of direct construction costs with respect to each Borrowing Base Property shall be available for requisition by the Borrower upon the completion of the Construction of such Improvements for such Borrowing Base Property; provided, however, that so long as no Event of Default shall have occurred and be continuing, upon the election of the Borrower to fully advance on a completed subcontract, the Lenders shall fully disburse the retained amounts under such subcontract upon completion of the work to be performed under such subcontract in accordance with the Plans and Specifications.

(ii)           Soft Cost Advances.  Requisitions for the payment of settlement expenses, interest and all other indirect expenses under a Borrowing Base Property Sub-Facility and included in the applicable Total Development Budget (collectively, “Soft Cost Advances”) shall be signed by the chief financial officer or treasurer of the Parent, and in the event that the same shall individually exceed the sum of $250,000, must be supported by invoices, receipts for payment and such other detail as the agent may reasonably request to assure that amounts requisitioned are to be used to reimburse the Borrower for costs previously paid by the Borrower and/or applicable Property Owner or to pay costs incurred by the Borrower and/or the applicable Property Owner which are due and owing.  Soft Cost Advances shall be in an amount equal to one hundred percent (100%) of the approved requisition.

(g)           Disbursements of Loan Proceeds.  Upon the satisfaction of all applicable conditions precedent to the making of a Loan set forth in Article VI., with respect to Loans to be made after the Effective Date, the Agent shall deliver a notice of such satisfaction to the Lenders (“Notice of Satisfaction of Conditions Precedent”).  No later than 1:00 p.m. (i) in the case of Base Rate Loans, on the date that is one Business Day after receipt of such Notice of Satisfaction of Conditions Precedent (provided if such date is not a Business Day, the next succeeding Business Day) or (ii) in the case of LIBOR Loans, on the date that is three (3) Business Days after receipt of such Notice of Satisfaction of Conditions Precedent (provided if such date is not a Business Day, the next succeeding Business Day) (each a “Date of Borrowing”) or no later than 1:00 p.m. on the Effective Date for Loans to be made on such date, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender.  With respect to Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified Date of Borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the applicable Date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender.  Subject to terms and conditions hereof, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the applicable Date of Borrowing and at the account specified by the Borrower in such Draw Request or, pursuant to Section 2.1.(i)., to the Operating Account.

(h)           Borrowing Base Property Equity and Supplemental Equity Deposits.  As to each Borrowing Base Property and the Construction of the related Improvements, the Borrower shall contribute the Project Equity for such Construction of the Improvements, and such Project Equity shall be from sources other than the applicable Borrowing Base Property Sub-Facility, or any other Loan and shall be applied to the costs of Construction for the applicable Improvements prior to any disbursement under a Borrowing Base Property Sub-Facility.  The Borrower’s equity must be disbursed prior to the first disbursement of any applicable Loan proceeds, and used to pay direct Borrowing Base Property costs with evidence of payment delivered to the Agent prior to the disbursement of the Loan proceeds related to such Borrowing Base Property Sub-Facility.  If the Agent at any time determines that the undisbursed portion of such Borrowing Base Property Sub-Facility, plus the amount of all Project Equity and other equity investments made or scheduled to be made by the Borrower are not sufficient to complete fully the Improvements in accordance with the applicable Plans and Specifications, the Agent shall have the option of requiring the Borrower to deposit with the Lender additional funds from some other source (or submit evidence to the Agent of equity investments previously made), in amounts sufficient to cover the resulting deficit before the Lenders will disburse any further Loan proceeds with respect to that particular Borrowing Base Property.  Such Supplemental Equity Deposit shall be disbursed to the Borrower as construction progresses in accordance with this Agreement before proceeds of any Loans are disbursed with respect to that particular Borrowing Base Property.

(i)            Operating Account.  After the occurrence of a Default or an Event of Default (but without impairing any Lender’s right under Section 6.2), the Agent may at its election disburse funds directly to a special bank account maintained at the Agent, on behalf of the Lenders (the “Operating Account”), or at its option and at such Borrower’s cost, disburse funds through a title company, or to contractors, subcontractors, materialmen or laborers directly, but any such election shall not prevent the Agent from making subsequent disbursements in a different manner or through or to a different party.  The Loan proceeds shall be deemed to be disbursed to the Borrower from the date of deposit into the Operating Account, the escrow of the title company or directly to any contractor, subcontractor, materialmen or laborer, and interest shall accrue on those proceeds from that date (and with respect to a disbursement to an escrow of a title company, interest shall accrue on the proceeds from the date of delivery to such escrow regardless of the date such proceeds are released by the title company).

(j)            No Implied Waivers.  The making of any Loan for a Borrowing Base Property shall not be deemed a waiver of the Agent’s or any Lender’s rights hereunder with respect to any further or future Loan for such Borrowing Base Property, nor shall it be construed to be a waiver of any of the conditions precedent to the Lenders’ obligations to make further or future Loans to such Borrowing Base Property.

Section 2.2.           Rates and Payment of Interest on Loans.

(a)           Rates.  The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Loans; and

(ii)           during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of each Loan made by such Lender, and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest.  Accrued and unpaid interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan, in arrears on the last day of each Interest Period therefor, and, if such Interest Period is longer than ninety (90) days, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.  All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)           Inaccurate Financial Statements or Compliance Certificates.  If any financial statement or Compliance Certificate delivered pursuant to Section 9.1. is shown to be inaccurate as a result of any fraudulent act or omission of a Loan Party or its agents or representatives acting on behalf of such Loan Party (regardless of whether this Agreement is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct Compliance Certificate for such Applicable Period and (ii) the Borrower shall immediately pay to the Agent for the account of the Lenders the additional accrued additional interest owing calculated based on such higher Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with Section 3.2. This subsection shall not in any way limit the rights of the Agent and Lenders (x) with respect to the last sentence of the immediately preceding subsection (a) or (y) under Article X.

Section 2.3.           Number of Interest Periods.

There may be no more than eight (8) different Interest Periods for LIBOR Loans outstanding at the same time (for which purpose Interest Periods described in the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous).

Section 2.4.           Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans and all other sums due under this Agreement on the Termination Date.

Section 2.5.           Prepayments.

(a)           Optional.  Subject to Section 4.4., the Borrower may prepay any Loan, in whole or in part, at any time without premium or penalty.  The Borrower shall give the Agent at least one (1) Business Day’s prior written notice of the prepayment of any Loan.

(b)           Mandatory.

(i)            If at any time the aggregate principal amount of all outstanding Loans exceeds the Borrowing Base, the Borrower shall within five (5) Business Days of the Borrower obtaining knowledge of the occurrence of any such excess eliminate such excess.

(ii)           If at any time a Borrowing Base Property remains in the Borrowing Base for more than twelve (12) months after the shell completion of the Improvements for such Borrowing Base Property is complete, pursuant to the applicable Plans and Specifications and as determined by the Agent, then the Agent may, in its sole discretion, obtain an “as stabilized” Appraisal at the Borrower’s cost for such Borrowing Base Property.  If, based on such “as stabilized” Appraisal, the Agent determines that the loan-to-value ratio expressed as a percentage for such Borrowing Base Property Sub-Facility is greater than seventy percent (70%), then the Borrower shall pay to the Agent within fifteen (15) Business Days of notice from the Agent the amounts required to make the loan-to-value ratio expressed as a percentage for such Borrowing Base Property Sub-Facility no greater than seventy percent (70%).

If such excess identified in either (i) and/or (ii) above is not eliminated within such time period provided, then the entire outstanding principal balance of all Loans and all other Obligations shall be immediately due and payable in full.  All payments under this subsection (b) shall be applied to pay all amounts of principal outstanding on the Loans pro rata in accordance with Section 3.2.  If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.6.           Continuation.

So long as no Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if an Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.7.           Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if an Event of Default shall exist.  Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted.  Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans.  Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such

Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8.           Notes.

(a)           Notes.  The Borrower shall execute and deliver on the Effective Date to each Lender requesting the same (or to the Agent for that Lender) a promissory note (each a “Note”) substantially in the form of Exhibit H, payable to the order of such Lender to evidence its Commitment.  Any Lender not receiving a Note may request at any time that the Borrower issue it such Note on the terms set forth herein, and the Borrower agrees to issue such Note promptly upon the request of a Lender or the Agent for such Lender.  The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.  Lenders shall not require separate promissory notes for each Borrowing Base Property Sub-Facility.

(b)           Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

(c)           Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.9.           Extension of Termination Date.

The Borrower shall have the right, exercisable one time, to extend the Termination Date by one year.  The Borrower may exercise such right only by executing and delivering to the Agent at least ninety (90) days but not more than one hundred eighty (180) days prior to the current Termination Date, a written request for such extension (an “Extension Request”).  The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), and (b) the Borrower shall have paid the Fees payable under Section 3.6.(b).

Section 2.10.        Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan if immediately after the making of such Loan the aggregate principal amount of all outstanding Loans would exceed the lesser of (a) the aggregate amount of the Commitments at such time or (b) Borrowing Base.

Section 2.11.        Increase of Commitments.

With the prior consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed, the Borrower shall have the right at any time prior to the date one year prior to the Termination Date (without giving effect to any extension thereof pursuant to Section 2.9.) to request an increase in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments may not exceed $325,000,000) by providing written notice to the Agent, which notice shall be irrevocable once given and shall be forwarded by the Agent to each Lender; provided, however, the Borrower shall not have the right to make more than two (2) requests for increases in the aggregate amount of the Commitments during the term of this Agreement.  Each such increase in the Commitments must be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof.  No Lender shall be required to increase its Commitment and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (or in the case of an existing Lender, increase the amount of its Commitment Percentage), in each case, as determined after giving effect to the increase of Commitments, of any outstanding Loans, by making available to the Agent for the account of such other Lenders at the Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans.  The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Loans.  No increase of the Commitments may be effected under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct on the effective date of such increase and after giving effect thereto (except for representations or warranties which expressly relate solely to an earlier date).  In connection with any increase in the aggregate amount of the Commitments pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Commitment within five (5) Business Days of the effectiveness of the applicable increase in the aggregate amount of Commitments.

ARTICLE III.  PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.           Payments.

                Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.4., the Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 4:00 p.m. on the date of receipt.  If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2.           Pro Rata Treatment.

Except to the extent otherwise provided herein:  (a) each borrowing of Loans from the Lenders under Section 2.1. shall be made from the Lenders, and each payment of the Fees under Sections 3.6.(a) and (b) shall be made for the account of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous.

Section 3.3.           Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the

Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.           Several Obligations.

No Lender, Agent, Arranger, Syndication Agent or Documentation Agent shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.           Minimum Amounts.

(a)           Borrowings and Conversions.  For the initial Loan in any Borrowing Base Property Sub-Facility, each such borrowing of LIBOR Loans shall be in an aggregate minimum amount of $500,000.  Each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $500,000.

(b)           Prepayments.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).

Section 3.6.           Fees.

(a)           Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee with respect to the average daily difference between the (i) aggregate amount of the Commitments and (ii) the aggregate principal amount of all outstanding Loans (the “Unused Amount”).  Such fee shall be computed by multiplying the Unused Amount with respect to such quarter by the corresponding per annum rate set forth below:

Unused Amount	Unused Fee
Greater than or equal to 50% of the aggregate amount of Commitments	0.20%
Less than 50% of the aggregate amount of Commitments	0.125%

Such fee shall be payable in arrears on the last day of each March, June, September or December of each calendar year.  Any such accrued and unpaid fee shall also be payable on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.

(b)           Extension Fee.  If the Borrower exercises its right to extend the Termination Date pursuant to Section 2.9., the Borrower agrees to pay to the Agent for the account of each Lender a fee equal to two-tenths of one percent (0.20%) of the amount of such Lender’s Commitment (whether or not utilized) at the time of such extension.  Such fee shall be due and payable in full on the date the Agent receives the Extension Request pursuant to such Section.

(c)           Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing by the Borrower and the Agent from time to time.

Section 3.7.           Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed; provided, however, any accrued interest on any Base Rate Loan shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, and the actual number of days elapsed.

Section 3.8.           Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.           Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2.(a).(i) and (ii).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10.        Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower to the extent the Borrower shall fail to object to such account in writing within five (5) Business Days of the receipt thereof.  The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11.        Defaulting Lenders.

(a)           Generally.  If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under this Agreement or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

(b)           Purchase of Defaulting Lender’s Commitment.  The Borrower may request the Agent to notify the Lenders that a Lender has become a Defaulting Lender.  Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender’s Commitment.  Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in proportion to its Commitments to the aggregate Commitments of all Lenders exercising such right.  If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5. for the purchase price provided for below.  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  Upon any such purchase or assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5., shall pay to the Agent an assignment fee in the amount of $7,000.  The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender.  Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a).  The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower.  There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

Section 3.12.        Taxes.

(a)           Taxes Generally.  All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called “Taxes”).  If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)                                     pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)                                  promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii)                               pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b)                                 Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)                                  Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Lender or Participant shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.                                Additional Costs; Capital Adequacy.

(a)                                  Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent any such Additional Costs result from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(b)                                 Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs or would incur Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(c)                                  Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2.                                Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

(a)                                  the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or

(b)                                 the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3.                                Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.                                Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a)                                  any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including,

without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5.                                Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b)., 4.2. or 4.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b). or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.2. or 4.3. that gave rise to such Conversion no longer exist:

(a)                                  to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)                                 all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.6.                                Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.7.                                Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. BORROWING BASE PROPERTIES

Section 5.1.                                Eligibility of Properties.

(a)                                  Initial Borrowing Base Properties. As of the date hereof, the Lenders have approved for inclusion in calculations of the Borrowing Base, the Properties identified on Schedule 5.1., as well as the Borrowing Base Value initially attributable to each such Property. The Borrower represents that it has provided, prior to the Agreement Date, to the Agent for each such Borrowing Base Property the documents and instruments listed in Section 5.1.(b). and that no material change has occurred as of the Agreement Date that would otherwise amend, modify or terminate such documents, materially change the information provided or otherwise cause the Properties identified in Schedule 5.1. to no longer be Eligible Properties. The Borrower further represents that it shall deliver to the Agent prior to any disbursement of Loan proceeds for each of such Borrowing Base Properties the documents and instruments listed in Sections 5.1(d).(i). - (viii).

(b)                                 Additional Borrowing Base Properties. If after the Effective Date the Borrower desires that any additional Property be included in calculations of the Borrowing Base, the Borrower shall so notify the Agent in writing. No Property will be evaluated by the Agent unless and until the Borrower delivers to the Agent all of the following, in form and substance satisfactory to the Agent:

(i)                                     A description of the proposed Improvements on such Property;

(ii)                                  Evidence that the proposed Property is an Eligible Property;

(iii)                               The Total Development Budget for the proposed Property, which shall evidence that the total development costs for such Property net of the Borrower’s Project

Equity does not exceed the Available Funding Capacity and does not exceed $50,000,000;

(iv)                              Evidence that the Parent, the applicable Borrower or their respective Subsidiaries are the sole member(s), shareholder(s) or partner(s), as the case may be, of the Property Owner;

(v)                                 Copies of any executed Lease and any lease letter of intent entered into by any Loan Party in connection with the Construction and/or the operation of the proposed Property;

(vi)                              A Proforma NOI for such proposed Property in form and substance satisfactory to the Agent; and

(vii)                           To the extent not provided under the immediately preceding clause (vi), such projections, proforma operating statements and other information concerning the anticipated operation of such Property as the Agent may reasonably request.

Upon receipt of all of the foregoing documents and information, the Agent shall promptly distribute, at the Borrower’s cost, a copy of such documents and information to the Lenders. If, after receipt and review of all of the foregoing documents and information, the Agent is prepared to accept such Property as a Borrowing Base Property, the Agent will so notify the Borrower and each Lender within ten (10) Business Days after receipt of all of such documents and information. If the Agent fails to give such notice within such time period, the Agent shall be deemed to have rejected such Property as a Borrowing Base Property. The Agent shall determine whether to accept such Property as a Borrowing Base Property in its reasonable judgment.

(c)                                  Nonconforming Properties. If the Agent rejects any Property as a Borrowing Base Property under the immediately preceding subsection (b), or if a Property which the Borrower wants to have included in calculations of the Borrowing Base does not satisfy the requirements of an Eligible Property, then the Agent, upon written request of the Borrower shall request that the Lenders determine whether such Property shall be included as a Borrowing Base Property. If such a request is made by the Agent to the Lenders, within ten (10) Business Days of the date on which a Lender has received such request and all of the items referred to in the immediately preceding subsection (b), such Lender shall notify the Agent in writing whether or not such Lender accepts such Property as a Borrowing Base Property. If a Lender fails to give such notice within such time period, such Lender shall be deemed to have rejected such Property as a Borrowing Base Property. A Property shall become a Borrowing Base Property under this subsection only upon the approval of the Requisite Lenders.

(d)                                 Conditions to Property Becoming a Borrowing Base Property. Notwithstanding anything to the contrary contained in this Agreement, no Property shall become a Borrowing Base Property until the Agent or the Requisite Lenders, as applicable, shall have approved of such Property as provided in the immediately preceding subsection (b) or (c), as the case may be, and the Borrower shall have caused to be executed, if applicable, and delivered to the Agent the following instruments, documents and agreements in respect of such Property, each to be in form and substance satisfactory to the Agent:

(i)                                     The Borrowing Base Certificate for the proposed Property calculated to give proforma effect to the inclusion of such Property as a Borrowing Base Property (and any Property Release being effected in connection with the addition of such Property as a Borrowing Base Property);

(ii)                                  The most currently available Phase I environmental report and Phase II environmental report, if applicable, demonstrating that the project site for the applicable Property is free from any Hazardous Materials and is in compliance with Environmental Laws and showing the flood zone designation of the applicable Property;

(iii)                               Evidence that the applicable Property Owner holds a one hundred percent (100%) fee simple interest and clear and marketable title in the Property or, if such Property Owner holds a ground leasehold estate in such Property, a certified copy of a fully executed counterpart of the related ground lease and all amendments thereto, which ground lease shall contain provisions (including, without limitation, a term of thirty (30) years or more from the Agreement Date, transfer and assignment provisions and rights to sublease) acceptable to the Agent;

(iv)                              A Title Report demonstrating that the applicable Property is free of all Liens, other than Permitted Liens;

(v)                                 Copies of the Construction Documents;

(vi)                              Evidence satisfactory to the Lender that the Borrower has funded the Project Equity or has such Project Equity in immediately available funds to apply toward any Construction on the proposed Property;

(vii)                           Copies of all insurance policies (or satisfactory certificates of insurance) evidencing that insurance coverages are in effect with respect to the proposed Property and Property Owner, in accordance with the “Ground-Up New Construction” insurance requirements attached hereto as Schedule 8.5(f), for which the premiums have been fully prepaid;

(viii)                        A Survey;

(ix)                                An amendment to the Pledge Agreement executed by the Borrower, the Pledgors and each Subsidiary that owns, directly or indirectly, any Equity Interests in such Property Owner (such new Property Owner and each such Subsidiary, the “New Loan Parties”) subjecting to the Lien created thereby all of the outstanding Equity Interests of (x) the Property Owner that owns such Property and (y) any Subsidiary that owns, directly or indirectly, any Equity Interests in such Property Owner;

(x)                                   A certificate executed by the Borrower and the Parent updating the information set forth on Schedule 7.1(b) to this Agreement to include the relevant information relating to the new Property Owner and confirming to the Agent that the representations and warranties contained in Section 7.1.(b). are true and correct;

(xi)                                An accession agreement to the Guaranty to add the new Property Owner as an additional Guarantor;

(xii)                             The certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the New Loan Parties, certified as of a recent date by the Secretary of State of the State of formation of such Person;

(xiii)                          A Certificate of Good Standing or certificate of similar meaning with respect to each New Loan Party (and in the case of a limited partnership, the general partner of such New Loan Party) issued as of a recent date by the Secretary of State of the State of formation of each such Person and, if the proposed Property is located in a State different than the State of formation of such New Loan Party, certificates of qualification to transact business or other comparable certificates issued by such Secretary of State (and any state department of taxation, as applicable) of the State of the location of the proposed Property;

(xiv)                         A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each New Loan Party that is becoming a Pledgor or a Guarantor, as the case may be, with respect to each of the officers of such Person authorized to execute and deliver the amendments to the applicable Loan Documents referred to above;

(xv)                            Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each New Loan Party of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

(xvi)                         Unless a blanket resolution reasonably satisfactory to the Agent has been previously delivered to Agent, copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each New Loan Party that is becoming a Pledgor or Guarantor, as the case may be, of all corporate, partnership, member or other necessary action taken by each Pledgor or Guarantor, as the case may be, to authorize the execution, delivery and performance of the amendments to the applicable Loan Documents referred to above;

(xvii)                      Such UCC Financing Statements naming the Borrower and each New Loan Party that is becoming a Pledgor as debtor and the Agent as secured party, as the Agent shall have requested in order to perfect the security interests and other Liens created pursuant to the Pledge Agreement as amended by the amendment thereto referred to above;

(xviii)                   Satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to the Agent with respect to the Collateral being added to the Pledge Agreement, the Borrower and each New Loan Party that is becoming a Pledgor, such searches to be conducted where the Property is located and where any UCC Financing Statements will be filed; and

(xix)                           Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.

Section 5.2.                                Release of Properties.

From time to time the Borrower may request, upon not less than ten (10) Business Days prior written notice to the Agent, that a Borrowing Base Property be no longer considered a Borrowing Base Property, which release (the “Property Release”) shall be effected by the Agent if the Agent determines all of the following conditions are satisfied as of the date of such Property Release:

(a)                                  No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Property;

(b)                                 The Borrower repays the Loans attributable to the applicable Borrowing Base Property Sub-Facility relating to such Property Release; and

(c)                                  The Borrower shall have delivered to the Agent a Borrowing Base Certificate and Compliance Certificate demonstrating on a proforma basis, and the Agent shall have determined to its satisfaction, that the outstanding principal balance of the Loans will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Borrowing Base Property to be given concurrently with such request and that the Parent and the Borrower will be in compliance with the covenants set forth in Section 9.1. of the Existing Credit Agreement after giving effect to the Property Release.

The Agent agrees to execute, at the Borrower’s sole cost and expense, such documents and instruments as the Borrower may reasonably request to effect and evidence a Property Release.

Section 5.3.                                Frequency of Calculations of Borrowing Base.

Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 6.1. Thereafter, the Borrowing Base shall be the amount set forth as such in any Borrowing Base Certificate delivered from time to time under Article V. or Article IX. Any increase in the Borrowing Base Value of a Borrowing Base Property shall become effective as of the next determination of the Borrowing Base Value as provided in this Section.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1.                                Conditions Precedent to Effectiveness of Agreement.

The effectiveness of this Agreement and obligation of the Lenders to make the initial Loans on the Effective Date is subject to the following conditions precedent:

(a)                                  The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)                                     Counterparts of this Agreement executed by each of the parties hereto;

(ii)                                  Notes executed by the Borrower, payable to each Lender and complying with the applicable provisions of Section 2.8.;

(iii)                               The Guaranty executed by the Parent and each Property Owner existing as of the Effective Date;

(iv)                              The Pledge Agreement executed by the Borrower and the Pledgors;

(v)                                 An opinion of the general counsel of the Parent and the Loan Parties, addressed to the Agent and the Lenders, addressing the matters set forth in Exhibit I;

(vi)                              An opinion of Alston & Bird, LLP, counsel to the Agent, and addressed to the Agent and the Lenders, addressing the enforceability of the Loan Documents and such matters as the Agent shall reasonably request;

(vii)                           A certificate of incumbency signed by the Secretary or Assistant Secretary of the Parent with respect to each of the officers of the Parent authorized to execute and deliver on behalf of the Parent and the Borrower the Loan Documents to which the Parent or the Borrower is a party and to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower Draw Requests, Notices of Conversion and Notices of Continuation;

(viii)                        A certified copy (certified by the Secretary or Assistant Secretary of the Parent) of all necessary action taken by the Parent to authorize the execution, delivery and performance of the Loan Documents to which either the Parent or the Borrower is a party;

(ix)                                The certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Parent, the Borrower and each Loan Party, certified as of a recent date by the Secretary of State of the State of formation of such Person;

(x)                                   A Certificate of Good Standing or certificate of similar meaning with respect to the Parent, the Borrower and each other Loan Party (and in the case of a limited partnership, the general partner of such Loan Party) issued as of a recent date by the Secretary of State of the State of formation of each such Person and, if the applicable Borrowing Base Property is located in a State different than the State of formation of the applicable Loan Party, certificates of qualification to transact business or other comparable certificates issued by such Secretary of State (and any state department of taxation, as applicable) of the State of the location of the applicable Borrowing Base Property;

(xi)                                Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent, the Borrower and each Loan Party of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

(xii)                             A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;

(xiii)                          Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of all corporate, partnership, member or other necessary action taken by each Loan Party to authorize the execution, delivery and performance of the Loan Documents to which such Person is a party;

(xiv)                         Such UCC Financing Statements naming the Borrower and each Pledgor as debtor and the Agent as secured party, as the Agent shall have requested in order to perfect the security interests and other Liens created pursuant to the Pledge Agreement;

(xv)                            Satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to the Agent with respect to the Collateral, the Borrower, each Pledgor and each Property Owner, such searches to be conducted where the Borrowing Base Properties are located and where any UCC Financing Statements will be filed;

(xvi)                         Any Fees payable to the Agent, the Titled Agent and the Lenders on or prior to the Effective Date;

(xvii)                      A Borrowing Base Certificate calculated as of the Effective Date; and

(xviii)                   Such other documents, agreements, information and instruments as the Agent on behalf of the Lenders may reasonably request; and

(b)                                 In the good faith judgment of the Agent and the Lenders:

(i)                                     There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, proforma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)                                  The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iii)                               There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 6.2.                                Additional Conditions Precedent To All Loans.

The obligation of the Lenders to make any Loan is subject to the further condition precedent that:

(a)                                  no Default or Event of Default shall exist as of the date of the making of such Loans or would exist immediately after giving effect thereto;

(b)                                 no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(c)                                  the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.

Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding subsections (a), (b) and (c) (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit

Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in Article VI. have been satisfied.

Section 6.3.                                Initial Construction Requirements to Making of Loans Under a Borrowing Base Property Sub-Facility.

The obligation of the Lenders to make the initial Loan to the Borrower under a Borrowing Base Property Sub-Facility for a particular Borrowing Base Property is subject to the condition precedent that the requirements of Section 5.1. and 6.2. have been satisfied and, in addition, shall have received each of the following items in form and substance satisfactory to the Agent:

(a)                                  A completed Draw Request;

(b)                                 A certification made by the chief financial officer or treasurer of the Parent made to Agent and Lenders in a form acceptable to Agent regarding all hard and soft costs incurred or paid as of the date of the Draw Request and all related invoices and supporting documentation associated with any Soft Cost Advance or any Hard Cost Advance pursuant to Section 2.1.(f).;

(c)                                  Fully executed copies of the Construction Documents and Leases and any amendments not previously delivered to Agent; and

(d)                                 Such other papers, materials and documents as the Agent may reasonably require with respect to the Construction.

Section 6.4.                                Deliveries for Subsequent Loans for Borrowing Base Properties.

The obligation of the Lenders to make any Loan to the Borrower under a Borrowing Base Property Sub-Facility following the initial Loan thereunder is subject to the satisfaction of all items set forth in Sections 5.1., 6.2. and 6.3. above and, in addition, the Agent shall have received each of the following items in form and substance satisfactory to Agent:

(a)                                  A completed Draw Request;

(b)                                 A certification made by the chief financial officer or treasurer of the Parent made to Agent and Lenders in a form acceptable to Agent regarding all hard and soft costs incurred or paid (and not reimbursed by proceeds from a prior draw) as of the date of the applicable Draw Request, and detailing such costs incurred since the prior draw, and all related invoices and supporting documentation associated with any Soft Cost Advance or Hard Cost Advance pursuant to Section 2.1.(f).;

(c)                                  Copies of any amendments or modifications to the Construction Documents and Leases since the prior draw;

(d)                                 Evidence of payment of any required Supplemental Equity Deposit; and

(e)                                  Such other items as the Agent may reasonably require to establish the construction progress of such Construction of Improvements for such Borrowing Base Property.

Section 6.5.                                Deliveries for Final Disbursements.

The final disbursement to Borrower of any and all Loan proceeds previously retained by the Lenders in connection with a Borrowing Base Property Sub-Facility for a Borrowing Base Property shall be subject to the conditions listed in Sections 5.1., 6.2., 6.3. and 6.4., and Agent shall advance to Borrower the final disbursement for such Borrowing Base Property Sub-Facility when the following conditions have been complied with to the satisfaction of the Agent:

(a)                                  The Improvements have been fully completed and equipped in accordance with the Plans and Specifications free and clear of Liens and a Notice of Completion has been delivered to Agent;

(b)                                 The Borrower shall have furnished to the Agent evidence of “all risks” casualty insurance in accordance with Section 8.5.(f).;

(c)                                  If requested by the Agent, the Borrower shall have delivered to the Agent a notice of title continuation indicating that there has been no change in the status of title and no exceptions other than Permitted Liens unless otherwise approved by the Agent; and

(d)                                 Such other items as the Agent may reasonably require to establish the completion of the applicable Construction.

Section 6.6.                                Conditions as Covenants.

If the Lenders make any Loans prior to the satisfaction of any or all conditions precedent set forth in Article VI., the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of such Loans.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Section 7.1.                                Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Parent and the Borrower represent and warrant to the Agent and each Lender as follows:

(a)                                  Organization; Power; Qualification. Each of the Parent, the Borrower and the other Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)                                 Ownership of Property Owners. Each of the Property Owners is a Wholly Owned Subsidiary of the Borrower. Schedule 7.1.(b) and any certificate delivered in accordance with Section 5.1.(d).(x). set forth for each Property Owner and Pledgor (except the Borrower), (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (v) the Borrowing Base Properties held by such Property Owner. Except as disclosed in such Schedule and any certificate delivered in accordance with Section 5.1.(d).(x)., (i) the Borrower or a Pledgor, as applicable, owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule and (ii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.

(c)                                  Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain the extensions of credit hereunder. The Parent, the Borrower and each other Loan Party have the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)                                 Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(e)                                  Absence of Defaults. Neither the Parent, the Borrower nor any other Loan Party is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case:  (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Parent, the Borrower or any Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Parent, the Borrower, any Subsidiary or any other Loan Party is a party or by which the Parent, the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent or any of its Subsidiaries ancillary to the transactions contemplated hereby.

(g)                                 Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Parent, the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Parent or the Borrower which has had, or may in the future have (so far as the Parent or the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Article VIII of the Existing Credit Agreement or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

(h)                                 Properties. Each Property Owner has good, marketable and legal title to, or a valid leasehold interest in the Borrowing Base Property. Each of the Properties included in calculations of the Borrowing Base satisfies all of the requirements contained in the definition of “Eligible Property.”

(i)                                     Security Interests and Liens. The Pledge Agreement creates, as security for the Obligations, a valid and enforceable, perfected first priority security interest in and Lien on all of the Collateral, in favor of the Agent for the benefit of the Lenders, and subject to no other Liens other than Permitted Liens. Such security interest in and Lien on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral, and, other than in connection with any future change in the name of the Borrower or a Pledgor or the location in which the Borrower or a Pledgor is organized or registered, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interest and Lien, other than the filing of continuation statements in accordance with Applicable Law.

(j)                                     Existing Credit Agreement Representations. Subject to Section 12.19, the Existing Credit Agreement Representations are each true and correct on and as of the Agreement Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder. The Existing Credit Agreement Representations are hereby incorporated herein by reference and made to the Agent and the Lenders on and as of the date of the making of the Loans as if set forth herein in full together with the related definitions, except to the extent that such representations and warranties expressly relate solely to an earlier date.

(k)                                  No Material Adverse Change. Since December 31, 2007, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations, business or prospects of the Parent and its Subsidiaries taken as a whole. Each of the Parent, its Subsidiaries and the other Loan Parties is Solvent.

(l)                                     Foreign Assets Control. To the best of the Borrower’s knowledge after due inquiry, the Borrower, the Parent and each Loan Party are not Persons with whom the Agent and the Lenders are restricted from doing business under the regulations of OFAC (including, Sanctioned Persons) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not engaged in any dealings or transactions or otherwise be associated with such Persons.

(m)                               Environmental Proceedings. There are no Environmental Proceedings and the Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

(n)                                 Condemnation. (i) No condemnation of any portion of the Borrowing Base Property, (ii) no condemnation or relocation of any roadways abutting the Borrowing Base Property, and (iii) no proceeding to deny access to the Borrowing Base Property from any point or planned point of access to the Borrowing Base Property, has commenced or, to the best of the Borrower’s knowledge, is contemplated by any Governmental Authority.

(o)                                 Itemization. The amounts set forth in the budgets, including, without limitation, the applicable Total Development Budget, present a full and complete itemization by category of all costs, expenses and fees which the Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay to complete the related Construction and operate the related Borrowing Base Property (until such Borrowing Base Property achieves breakeven operations). The Borrower is unaware of any other such costs, expenses or fees which are material and are not covered by such Total Development Budget.

(p)                                 Violation. Neither the Construction of any Improvements nor the use of any Borrowing Base Property when completed and the contemplated accessory uses will violate (i) any Applicable Laws (including subdivision, zoning, building, environmental protection and wetland protection laws), or (ii) any building permits, restrictions of record, or agreements affecting the Borrowing Base Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Borrowing Base Property is to any extent dependent upon or related to any real estate other than the Borrowing Base Property. All Governmental Approvals required for the Construction in accordance with the Plans and Specifications have been obtained or will be obtained prior to the initial funding from an applicable Borrowing Base Property Sub-Facility, except for those approved by the Agent, and all Applicable Laws relating to the Construction and operation of the Improvements have been complied with and all permits and licenses required for the operation of the Borrowing Base Property which cannot be obtained until the Construction is completed can be obtained if the Improvements are completed in accordance with the Plans and Specifications.

(q)                                 Public Utilities. Each Borrowing Base Property will have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between such Borrowing Base Property and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any Applicable Laws.

(r)                                    Public Roads and On-Site Parking. The roads and other off-site work, if any, that are a part of each Borrowing Base Property will be constructed and installed in accordance with the standards and requirements of the state, county and local jurisdictions in which the Borrowing Base Property is located and other requirements of law. Each Borrowing Base Property currently has or will have upon completion of the Construction in accordance with the Plans and Specifications, adequate roads, drives, curb cuts, easements, sources of direct ingress and egress to public roads and adequate parking on the land to permit the Construction of Improvements for a Borrowing Base Property to be fully used and occupied for its intended purposes as reflected in the information provided to the Agent pursuant to Section 5.1 and sufficient to comply with the terms of all Leases and all zoning and land use requirements of the jurisdiction in which the Borrowing Base Property is located.

(s)                                  Hazardous Material. Except as disclosed by the Borrower to the Agent in writing and to the Borrower’s knowledge after due inquiry, (i) each Borrowing Base Property is in a clean, safe and healthful condition, and, except for materials used in the ordinary course of construction, maintenance and operation of such Borrowing Base Property, is free of all Hazardous Material and is in compliance with all Applicable Laws (including Environmental Laws); (ii) neither Borrower nor, to the best knowledge of the Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Borrowing Base Property, or any part thereof, and the Borrowing Base Property has never been used (whether by the Borrower or, to the best knowledge of the Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; and (iii) neither the Borrowing Base Property nor the Borrower is subject to any existing, pending, or, to the best of the Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority, and the Borrowing Base Property is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment.

(t)                                    Completion. When each Construction for an applicable Borrowing Base Property is completed in accordance with the Plans and Specifications, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which the Borrower is aware or has reason to believe may exist) with respect to such Borrowing Base Property.

Section 7.2.                                Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any Subsidiary or any other Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent or the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower and the Parent in favor of the Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date any new Borrowing Base Property becomes part of the Borrowing Base, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.9. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VIII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Parent and the Borrower shall comply with the following covenants:

Section 8.1.                                Use of Proceeds.

The Borrower shall use the proceeds of the Loans to finance the construction costs actually incurred with respect to Construction of Improvements on any Borrowing Base Property and to the extent provided for in the Total Development Budget. No part of the proceeds of any Loan will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

Section 8.2.                                Further Assurances.

The Parent and the Borrower shall, at the Borrower’s cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.3.                                Certain Covenants of Existing Credit Agreement.

(a)                                  Complying With Existing Credit Agreement Covenants. Subject to Section 12.19, the Borrower will perform, comply with and be bound by, for the benefit of the Agent and the Lenders, each of its agreements, covenants and obligations contained in Articles VII (other than Section 7.8. and Section 7.12. thereof), VIII (other than Section 8.3. thereof) and IX of the Existing Credit Agreement, each of which (together with the related definitions and ancillary and referenced provisions) is hereby incorporated herein by reference.

(b)                                 Certifications. Financial statements required to be delivered pursuant to Sections 8.1. and 8.2. of the Existing Credit Agreement may be certified by the treasurer of the Parent, as well as the chief financial officer or controller of the Parent. Such certifications shall be made in the same manner as provided for in Sections 8.1. and 8.2. of the Existing Credit Agreement.

Section 8.4.                                Foreign Assets Control.

The Borrower and each Loan Party shall not be at any time a Person with whom the Agent and the Lenders are restricted from doing business under the regulations of OFAC (including, Sanctioned Persons) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and shall not engage in any dealings or transactions or otherwise be associated with such Persons.

Section 8.5.                                Construction Related Covenants.

(a)                                  Construction of Improvements. The Improvements shall be constructed and fully equipped in a good and workmanlike manner with materials of high quality, strictly in accordance with the Plans and Specifications, and such construction and equipping will be prosecuted with due diligence and continuity in accordance with the Construction Schedule and fully completed not later than the Completion Date. The Completion Date shall be extended in writing by the Agent by the number of days resulting from any Unavoidable Delay in the Construction of the Improvements on the Borrowing Base Property (but under no circumstances shall the Agent be obligated to extend the Completion Date beyond a date that is less than ninety (90) days prior to the Termination Date), provided that the Agent shall not be obligated to grant any such extension unless (i) the Borrower gives notice of such delay to the Agent as soon as reasonably practicable upon learning of the event resulting in such delay, and (ii) after giving effect to the consequences of such delay, the available amount under the applicable Borrowing Base Property Sub-Facility and all Project Equity is sufficient to complete the Construction in the sole determination of the Agent.

(b)                                 Changes in Budgets. All material changes to any budget, including any Total Development Budget, associated with a Borrowing Base Property shall be subject to the written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed. The Agent’s approval of any budget or changes thereto shall not constitute a representation or agreement of the Agent that all costs and expenses for a related Construction of Improvements are accurate or properly reflected in such budget, the responsibility therefore being solely with the Borrower.

(c)                                  Inspection by Agent. The Borrower will cooperate with the Agent in arranging for inspections by representatives of the Agent of the progress of any Construction from time to time including an examination of (i) the Improvements, (ii) all materials to be used in such Construction, (iii) all plans and shop drawings which are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with such Improvements, (v) all work done, labor performed, materials furnished in and about the Improvements, (vi) all books, contracts and records with respect to such Improvements, and (vii) any other documents relating to such Improvements or such Construction. The Borrower shall cooperate with Agent or any of its agents to enable it to perform its functions hereunder.

(d)                                 Liens.

(i)                                     Liens in General. Neither the Borrower nor any of the Property Owners shall create, assume or suffer to exist any Lien upon any Borrowing Base Property other than any Permitted Lien.

(ii)                                  Mechanics’ Liens and Contest Thereof. The Borrower will not suffer or permit and the Borrower shall cause the Property Owners to not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against any Borrowing Base Property or any funds due to the General Contractor, and will promptly discharge the same in case of the filing of any claims for Lien or proceedings for the enforcement thereof, provided, however, that the Borrower and/or the relevant Property Owner shall have the right to contest in good faith and with reasonable diligence the validity of any such Lien or claim provided that the Borrower posts a statutory lien bond which removes such Lien from title to the Borrowing Base Property within thirty (30) days of written notice by the Agent to the Borrower of the existence of the Lien.  The Agent will not be required to make any further disbursements of the proceeds of a Borrowing Base Property Sub-Facility if such mechanics’ lien claims have not been removed within such thirty (30) day period. After such thirty (30) day period, the Agent may also, at its option, restrict disbursements to reserve sufficient sums to pay one hundred twenty-five percent (125%) of the Lien.

(iii)                               Settlement of Mechanics’ Lien Claims. If the Borrower and/or the relevant Property Owner shall fail promptly either (i) to discharge any such Lien, or (ii) post a statutory lien bond in the manner provided in Section 8.5.(d)., the Agent may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same and any amounts so expended by the Agent or Lenders, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the applicable Borrowing Base Property Sub-Facility. In settling, compromising or discharging any claims for lien, the Agent shall not be required to inquire into the validity or amount of any such claim.

(e)                                  Payment of Taxes. The Borrower shall or shall cause the applicable Loan Party to pay all real estate taxes and assessments and charges of every kind upon the Borrowing Base Property before the same become delinquent, provided, however, that the Borrower or the applicable Loan Party shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Borrowing Base Property or any part thereof or any interest therein and (ii) the Borrower has notified the Agent of the Borrower’s intent to contest such taxes. If the Borrower or the applicable Loan Party fails to commence such contest or, having commenced to contest the same, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, the Agent may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by the Agent shall be deemed to constitute disbursements of the applicable Borrowing Base Property Sub-Facility.

(f)                                    Insurance. During Construction, the Borrower shall cause insurance policies for a Borrowing Base Property to be maintained in compliance with the “Ground-Up New Construction” insurance requirements contained in Schedule 8.5.(f). at all times. Upon completion of Construction and provided that the applicable Borrowing Base Property remains in the Borrowing Base, the Borrower shall cause insurance policies for a Borrowing Base Property to be maintained in compliance with “all risks” insurance policies similar to (and with no material deviations from) “all risk” insurance policies previously provided by the Borrower to and accepted by the Agent. The Agent has approved the “all risks” insurance policies maintained as of the date hereof by the Borrower for properties similar to Borrowing Base Properties. The Borrower shall timely pay all premiums on all insurance policies required hereunder.

(g)                                 Appraisals. The Agent shall have the right to obtain an Appraisal of the Borrowing Base Property if such Borrowing Base Property remains in the Borrowing Base for more than twelve (12) months after the shell completion of the Improvements for such Borrowing Base Property. The Borrower shall cooperate with the Agent in this regard. The Borrower shall pay for any such Appraisal upon the Agent’s request.

(h)                                 Lease. The Borrower shall or shall cause the applicable Property Owner to not enter into, modify, amend, terminate or cancel any Lease related to a particular Borrowing Base Property, without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained herein to the contrary, the Agent shall be deemed to have approved any Lease or amendment thereto which (a) is on a standard lease form which has been approved by the Agent, without material change, and (b) the tenant’s creditworthiness has been reasonably approved by the Borrower; provided that the Agent is provided with a copy of each such Lease promptly following its execution.

(i)                                     Furnishing Notices. The Borrower shall provide the Agent with copies of all notices pertaining to any Borrowing Base Property and relating to a Material Adverse Effect received by the Borrower from any Tenant, General Contractor, laborer, contractor, subcontractor, architect, Governmental Authority or insurance company within seven (7) days after such notice is received. Within fifteen (15) Business Days of the completion of the shell of any Improvement for a Borrowing Base Property, Borrower shall notify the Agent in writing of such completion. The Borrower shall provide the Agent with a Notice of Completion upon the completion of all Construction for a Borrowing Base Property contemplated by the Total Development Budget and related Construction Documents within fifteen (15) Business Days of such completion.

(j)                                     Construction Contracts. The Borrower will furnish the Agent promptly after execution thereof executed copies of all Construction Documents that may not have been furnished at the time of the initial Loan under the applicable Borrowing Base Property Sub Facility.

(k)                                  Correction of Defects. Within five (5) days after the Borrower acquires knowledge of or receives notice of a defect in the Improvements or any departure from the Plans and Specifications, or any other requirement of this Agreement, the Borrower will commence to correct all such defects and departures.

(l)                                     Hold Disbursements in Trust. The Borrower shall receive and hold in trust for the sole benefit of the Agent and the Lenders (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances made hereunder directly to the Borrower, for the purpose of paying costs of the Construction in accordance with the applicable Total Development Budget. The Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the applicable Total Development Budget. The Borrower will pay all other costs, expenses and fees relating to the acquisition, equipping, use and operation of the applicable Borrowing Base Property.

(m)                               Supplemental Equity Deposit. The Borrower shall make any required Supplemental Equity Deposit within ten (10) days of written notice to the Borrower from the Agent of such requirement. No credit enhancement items (i.e. letters of credit, certificates of deposit, depository accounts, prospective rent, or other items of liquid collateral) securing any of the Obligations of the Borrower shall be the source of such Supplemental Equity Deposit.

(n)                                 Timely Payment of Costs. Except as provided herein, the Borrower and the Property Owners shall pay when due all bills for services or labor performed and materials supplied in connection with the development of the Borrowing Base Property and the Construction of the Improvements.

(o)                                 Existence, Etc. The Borrower shall cause each of the Property Owners to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence; and (b) do or cause to be done all things necessary to obtain, extend, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such business whether now in effect or hereafter enacted and with any and all other applicable laws, rules, regulations and governmental orders; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. The Borrower shall cause the Property Owners to not incur any Indebtedness other than that permitted or contemplated under this Agreement.

ARTICLE IX. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower and the Parent shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

Section 9.1.                                Compliance Certificate.

At the time financial statements are furnished pursuant to Sections 8.1. and 8.2. of the Existing Credit Agreement, and within five (5) Business Days of the Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed by the chief financial officer or treasurer of each of the Parent and the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Parent and the Borrower were in compliance with the covenants contained in Section 9.1. of the Existing Credit Agreement and (b) stating that, to the best of such Person’s knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Together with each Compliance Certificate delivered in connection with quarterly or annual financial statements, the Borrower and the Parent shall deliver a report, in form and detail reasonably satisfactory to the Agent, setting forth a Statement of Funds From Operations for the fiscal period then ending.

Section 9.2.                                Other Information.

(a)                                  Default. Notice of the occurrence of any Default or Event of Default promptly upon a Responsible Officer of the Parent or the Borrower obtaining knowledge thereof;

(b)                                 Borrowing Base Certificate. At the time the financial statements are furnished pursuant to Sections 8.1. and 8.2. of the Existing Credit Agreement, or within five (5) Business Days of request by the Agent, a Borrowing Base Certificate setting forth the information to be contained therein, as of the last day of such fiscal quarter. The Borrower shall also deliver a Borrowing Base Certificate as required pursuant to Section 5.2.(b);

(c)                                  Rent Roll and Operating Summary. At the time the financial statements are furnished pursuant to Sections 8.1. and 8.2. of the Existing Credit Agreement, or within five (5) Business Days of request by the Agent, an operating summary with respect to each Borrowing Base Property, including, without limitation, a quarterly and year-to-date statement of NOI and a leasing/occupancy status report together with a current rent roll for such Borrowing Base Properties that are substantially complete and have Tenants in occupancy and paying rent;

(d)                                 Lease Agreements. If not previously provided to the Agent, at the time the financial statements are furnished pursuant to Sections 8.1. and 8.2. of the Existing Credit Agreement, or within five (5) Business Days of request by the Agent, all Leases and similar contracts, including any amendments thereto, entered into with respect to each Borrowing Base Property.

(e)                                  Patriot Act Information, Etc. From time to time and promptly upon each request, (i) information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and (ii) any information that the Agent reasonably deems necessary from time to time in order to ensure compliance with all Applicable Laws concerning money laundering and similar activities;

(f)                                    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, the Loan Parties or any of their respective Subsidiaries as the Agent or any Lender may reasonably request.

ARTICLE X. DEFAULT

Section 10.1.                         Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)                                  Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)                                 Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than those referenced in Section 10.1.(a)) owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of five (5) Business Days.

(c)                                  Default in Performance. (i) The Parent or the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 9.2.(a). and/or Section 8.3. that relates to Section 7.13. of the Existing Credit Agreement as modified by Section 12.19.

and/or Article IX of the Existing Credit Agreement as modified by Section 12.19. or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent; provided that with respect to any failure to complete any Construction by the applicable Completion Date in accordance with Section 8.5.(a). the thirty (30) day grace period provided above shall in no event apply if the application of such grace period would cause or would enable the applicable Completion Date to extend beyond a date that is less than ninety (90) days prior to the Termination Date.

(d)                                 Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)                                  Voluntary Bankruptcy Proceeding. The Parent, the Borrower, any Guarantor, any Pledgor, any Property Owner or any Material Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)                                    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any Guarantor, any Pledgor, any Property Owner or any Material Subsidiary of the Parent or the Borrower in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Parent, the Borrower, such Subsidiary or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)                                 Litigation; Enforceability. The Parent, the Borrower, any Guarantor, any Subsidiary or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)                                 Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(i)                                     Existing Credit Agreement Default. An Existing Credit Agreement Default (each Existing Credit Agreement Default being hereby incorporated herein by reference) shall occur and remains uncured beyond any applicable grace period.

(j)                                     Failure of Security. The Agent shall cease to have a valid and perfected first priority security interest in any of the Collateral for any reason other than the failure of the Agent to take any action within its control.

Section 10.2.                         Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)                                  Acceleration; Termination of Facilities.

(i)                                     Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments and the obligation of the Lenders to make Loans shall all immediately and automatically terminate.

(ii)                                  Optional. If any other Event of Default shall exist, the Agent shall, at the direction of the Requisite Lenders:  (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

(b)                                 Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)                                  Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)                                 Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Parent, the Borrower and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3.                         Remedies Upon Default.

Upon the occurrence of a Default specified in Sections 10.1.(e) or 10.1.(f), the Commitments shall immediately and automatically terminate.

Section 10.4.                         Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)                                  amounts due to the Agent in respect of fees and expenses due under Section 12.2.;

(b)                                 amounts due to the Lenders in respect of fees and expenses due under Section 12.2., pro rata in the amount then due each Lender;

(c)                                  payments of interest on all other Loans, to be applied for the ratable benefit of the Lenders;

(d)                                 payments of principal of all other Loans, to be applied for the ratable benefit of the Lenders;

(e)                                  amounts due the Agent and the Lenders pursuant to Sections 11.8. and 12.9.;

(f)                                    payments of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(g)                                 any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.5.                         Performance by Agent.

If the Parent or the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, and such failure has continued after the expiration of any cure or grace period set forth herein, the Agent may, after notice to the Parent or the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Parent or the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.6.                         Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE AGENT

Section 11.1.                         Authorization and Action.

Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.

Section 11.2.                         Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

Section 11.3.                         Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.”  Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.

Section 11.4.                         KeyBank as Lender.

KeyBank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include KeyBank in each case in its individual capacity. KeyBank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Parent, the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Parent or the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, KeyBank or its affiliates may receive information regarding the Parent, the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 11.5.                         Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Parent and the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply (which shall be no less than ten (10) Business Days), such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6.                         Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent or the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Parent, the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries of the Parent and the Borrower and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 11.7.                         Collateral Matters.

(a)                                  The Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)                                 The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of this Agreement in accordance with Section 12.10.; or (ii) as required or permitted by Section 5.2. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section or any other applicable provision of any of the other Loan Documents.

(c)                                  Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by all of the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Loan Party in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                                 The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent’s gross negligence or willful misconduct.

Section 11.8.                         Indemnification of Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage (determined at the time any such claim is made), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.9.                         Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for gross negligence or willful misconduct upon 30-day’s prior written notice by all Lenders (other than the Lender then acting as Agent). Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Agent’s giving of notice of resignation or the giving of notice of the removal of the Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000; provided, the resigning or removed Agent shall continue to serve as Agent until such time as a successor Agent shall have accepted such appointment. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents; provided, however, such retiring Agent shall not be relieved from any obligations arising prior to its discharge the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or from the failure by the Agent to follow the written direction of the Requisite Lenders (or all of the

Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

Section 11.10.                  Titled Agent.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Arranger”, “Syndication Agent” and “Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1.                         Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Parent:

Corporate Office Properties Trust

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

Attention: General Counsel

Telephone Number:               (443) 285-5400

Telecopy Number:                      (443) 285-7650

If to the Borrower:

Corporate Office Properties, L.P.

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

Attention: General Counsel

Telephone Number:               (443) 285-5400

Telecopy Number:                      (443) 285-7650

If to the Agent:

KeyBank National Association

127 Public Square, 8th Floor

Cleveland, Ohio  44114

Attn:  John C. Scott

Telephone:                                    (216) 689-5986

Telecopy:                                           (216) 689-4997

with a copy to:

KeyBank National Association

800 Superior Avenue

Cleveland, Ohio  44114

Attn:  REC Services

Telephone:                                    (216) 828-7512

Telecopy:                                           (216) 828-7523

If to a Lender:

To such Lender’s address or telecopy number, as applicable, set forth in its Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received or when receipt is refused. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Section 12.2.                         Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan

Documents (including due diligence expenses and travel expenses relating to closing), and the consummation and administration of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Agent, and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent, and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document; and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent, and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent, and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 12.3.                         Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.4.                         Litigation; Jurisdiction; Other Matters; Waivers.

(a)                                  EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF

ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)                                 EACH OF THE PARENT, THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE PARENT, THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)                                  THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5.                         Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither the Parent nor the Borrower may not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

(b)                                 Each Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Loan Documents to any other Eligible Assignee with the prior written consent of the Agent and with the prior written consent of the Borrower, which consents by the Agent and the Borrower shall not be unreasonably withheld, conditioned or delayed (provided that no consent of the Borrower shall be required if the Eligible Assignee is also a Lender or if an Event of

Default then exists) and no consent of the Agent or the Borrower shall be required if the Eligible Assignee is also a Lender; provided, however, that (i) the parties to each such assignment shall execute and deliver to the Agent, for its approval and acceptance, an Assignment and Acceptance Agreement, (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s rights and obligations under this Agreement, (iii) if the potential assignee is not already a Lender hereunder, at least ten (10) days prior to the date of the assignment, the potential assignee shall deliver to the Agent the fully completed Patriot Act and OFAC forms attached as Exhibit K hereto and such other information as Agent shall require to successfully complete the Agent’s Patriot Act Customer Identification Process and OFAC Review Process, (iv) unless the Agent and, so long as no Event of Default exists, the Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $10,000,000, (v) the Agent shall receive from the assigning Lender a processing fee of $3,500, and (vi) if the assignment is less than the assigning Lender’s entire Commitment, the assigning Lender must retain at least a $10,000,000 Commitment. The Agent may designate any Eligible Assignee accepting an assignment of a specified portion of the Loan to be a Co-Agent, an “Arranger” or similar title, but such designation shall not confer on such Eligible Assignee the rights or duties of the Agent. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Acceptance Agreement, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and under the other Loan Documents, and the Borrower hereby agrees that all of the rights and remedies of Lenders in connection with the interest so assigned shall be enforceable against the Borrower by an Eligible Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment, and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations hereunder and thereunder.

(c)                                  By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) except as provided in such Assignment and Acceptance Agreement, such assigning Lender and the Agent make no representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished in connection therewith; (ii) such assigning Lender and the Agent make no representation or warranty and assume no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished in connection therewith; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with such financial statements, Loan Documents and other documents and information as it has deemed appropriate to make its own independent credit analysis and decision to enter into the Assignment and Acceptance Agreement and to become a Lender hereunder; (iv) such Eligible

Assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time continue to make its own independent credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under. this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 The Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and shall record in its records the name and address of each Lender and the Commitment of such Lender from time to time. The Borrower, the Agent and the Lenders may treat each entity whose name is so recorded as a Lender hereunder for all purposes of this Agreement. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of written notice of such assignment, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance Agreement and, if any assigning Lender has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated the effective date of such Assignment and Acceptance.

(e)                                  Upon receipt of an Assignment and Acceptance Agreement executed by an assigning Lender and an Eligible Assignee, the Agent shall, if such Assignment and Acceptance Agreement has been properly completed and consented to if required herein, accept such Assignment and Acceptance Agreement, and record the information contained therein in its records, and the Agent shall give prompt written notice thereof to the Borrower (provided that neither the Agent nor the Lenders shall be liable for any failure to give such notice).

(f)                                    The Borrower shall use reasonable efforts to cooperate with the Agent and each Lender in connection with the assignment of interest under this Agreement or the sale of participations herein.

(g)                                 Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations hereunder or increase the Borrower’s or any other Loan Party’s obligations hereunder. To facilitate any such pledge or assignment, the Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12, or other applicable form.

(h)                                 Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or affiliate of such Lender without first obtaining the approval of any Agent or the Borrower, provided that (i) such Lender remains liable hereunder unless the Borrower and the Agent shall otherwise agree, (ii) at the time of such assignment such Lender is not a Defaulting Lender, (iii) such Lender gives the Agent and the Borrower at least fifteen (15) days prior written notice of any such assignment; (iv) the parties to each such assignment execute and deliver to the Agent an Assignment and Acceptance Agreement, and (v) the Agent receives from the assigning Lender a processing fee of $1,500.

(i)                                     Each Lender shall have the right, without the consent of the Borrower, to sell participations to one or more Eligible Assignees (each a “Participant”) in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that (i) such Lender’s obligations under this Agreement (including without limitation its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement or the other Loan Documents (but such holder may contract with the Lender selling such Eligible Assignee its interest in such Lender’s share of the Loan as to voting of such Lender’s interest under Section 12.6.(b), but not under any other section of this Agreement; provided that any such agreement by a Lender shall bind only such Lender alone and not the Borrower, the other Lenders or the Agent).

(j)                                     No Eligible Assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations. No Participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

(k)                                  Each of the Parent and the Borrower acknowledges and agrees that the Lenders may provide to any Eligible Assignee or Participant originals or copies of this Agreement, any other Loan Document and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other material and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Loan Party or received by any Lender in connection with the Loan Documents or with respect to any Loan Party; provided that prior to any such delivery or communication, such Eligible Assignees or Participants shall agree to preserve the confidentiality of any of the foregoing to the same extent that such Lender agreed to preserve such confidentiality. In order to facilitate assignments to Eligible Assignees and sales to Eligible Assignees, the Borrower shall execute such further documents, instruments or agreements as the Lenders may reasonably require; provided, that the Borrower shall not be required (i) to execute any document or agreement which would decrease its rights, or increase its obligations, relative to those set forth in this Agreement or any of the other Loan Documents (including financial obligations, personal recourse, representations and warranties and reporting requirements), or (ii) to expend more than incidental sums of money or incidental administrative time for which it does not receive reasonable reimbursement in order to comply with any requests or requirements of any Lender in connection with such assignment or sale arrangement.

Section 12.6.                         Amendments.

(a)                                  Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

(b)                                 Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

(i)                                     increase the Commitments of the Lenders (except for any increase in the Commitments effectuated pursuant to Section 2.11.) or subject the Lenders to any additional obligations;

(ii)                                  reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)                               reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

(iv)                              modify the definition of the term “Termination Date” (except as contemplated under Section 2.9.) or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due);

(v)                                 amend or otherwise modify the provisions of Section 3.2.;

(vi)                              modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6. if such modification would have such effect;

(vii)                           except in connection with any Property Release pursuant to Article V., release the Guarantor from its obligations under the Guaranty or release any of the Collateral;

(viii)                        amend or otherwise modify the provisions of Section 10.4.; or

(ix)                                increase the number of Interest Periods permitted with respect to Loans under Section 2.3.

(c)                                  No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.

(d)                                 No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 12.7.                         Nonliability of Agent and Lenders.

The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Parent or the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Parent, the Borrower, any Subsidiary of the Parent or the Borrower or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower or the Parent to review or inform the Borrower or the Parent of any matter in connection with any phase of the Borrower’s or the Parent’s business or operations.

Section 12.8.                         Confidentiality.

The Agent and each Lender shall use reasonable efforts to assure that information about the Borrower, the Parent, the other Loan Parties and other Subsidiaries of the Parent and the Borrower, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and the Borrower and the Parent, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided such affiliates shall agree to keep such information confidential in accordance with the terms of this Section 12.8.); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon the Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Parent, the Borrower or any Affiliate. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, upon notice to the Borrower or any other Loan Party, to the extent practicable (provided, that, any failure by the Agent or any Lender to give such notice to the Borrower or any Loan Party shall not subject the Agent or any Lender to any liability which may arise from such failure to give notice), to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

Section 12.9.                         Indemnification.

(a)                                  The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 4.1. or expressly excluded from the coverage of such Sections 3.12. or 4.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby, including, without limitation, any act or failure to act by any Person arising from or resulting from the construction, use, occupancy or operation of any Borrowing Base Property or any act or omission relating thereto; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and their respective Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Parent, the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Parent, the Borrower or their respective Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.

(b)                                 The Borrower’s indemnification obligations under this Section 12.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Parent, the Borrower or any Subsidiary, any shareholder of the Parent, the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower or the Parent), any account debtor of the Parent, the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower in writing of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.9.

(c)                                  This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, the Borrower and/or any Subsidiary.

(d)                                 All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)                                  An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)                                    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)                                 The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10.                              Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12., 4.1., 4.4., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising before such termination as well as, in the case of Sections 11.8., 12.4. and 12.9., after such termination and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11.                              Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12.                              GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13.                              Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 12.14.                              Obligations With Respect to Loan Parties.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties.

Section 12.15.                              Limitation of Liability.

Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.16.                              Entire Agreement.

This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.17.                              Construction.

The Agent, the Borrower, the Parent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower, the Parent and each Lender.

Section 12.18.                              Patriot Act.

The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with such Act.

Section 12.19.                              Existing Credit Agreement Provisions.

(a)                                  Notwithstanding any provision of any Loan Document to the contrary, the Borrower, the Parent, the Agent and the Lenders hereby agree that on or after the Agreement Date any amendment to, or waiver of, (i) the Existing Credit Agreement Representations, (ii) the Existing Credit Agreement Defaults or (iii) the covenants from the Existing Credit Agreement referred to in Section 8.3., which has been consented to by the Requisite Lenders, shall be deemed to be incorporated herein by reference and shall become effective hereunder when such amendment or waiver becomes effective thereunder, without any further action necessary by the Borrower, the Guarantors, the Agent or the Lenders. Any such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given. The Borrower agrees to provide promptly the Agent and each Lender with a copy of such amendment or waiver.

(b)                                 The Existing Credit Agreement Representations, the Existing Credit Agreement Defaults and the covenants from the Existing Credit Agreement referred to in Section 8.3. incorporated herein by reference and any definitions or other terms or provisions of the Existing Credit Agreement incorporated herein by reference, will be deemed to continue in effect for the benefit of the Agent and the Lenders until this Agreement has terminated in accordance with its terms, including, without limitation, whether or not the Existing Credit Agreement remains in effect or whether or not the Existing Credit Agreement is amended, restated or terminated after the date hereof. For purposes of the Existing Credit Agreement Representations and the covenants from the Existing Credit Agreement referred to in Section 8.3., (i) references in the provisions of the Existing Credit Agreement incorporated herein by reference to:  (A) the “Borrower” shall refer to the Borrower; (B)  the “Agent,” “Lenders” and “Lender” shall refer to the Agent, the Lenders and a Lender, respectively; (C)  “Material Adverse Effect” shall refer to a Material Adverse Effect; (D) ”Loan Party” shall refer to the Loan Party; (E) ”Obligations” shall refer to Obligations; (F) ”Agreement Date” shall refer to Agreement Date; (G) ”Default” and

“Event of Default” shall refer to Default and Event of Default, respectively; and (H) ”Lien” and “Permitted Lien” shall refer to Lien and Permitted Lien, respectively; and (ii) the terms “Agreement,” “hereto” and “hereof” when used in the provisions of the Existing Credit Agreement incorporated herein by referenced shall refer to this Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Construction Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, its sole general partner

	By:	/s/ Stephen E. Riffee
Name: Stephen E. Riffee
Title: Executive Vice President

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

KEYBANC CAPITAL MARKETS, INC.,
as Arranger

By:	/s/ Jay Johns
Name:	Jay Johns
Title:	Director

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

KEYBANK NATIONAL ASSOCIATION, as Agent and
as a Lender

By:	/s/ John Scott
Name:	John Scott
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

BANK OF AMERICA, N.A., as Syndication Agent
and as Lender

By:	/s/ Deborah A. Thebaud
Name:	Deborah A. Thebaud
Title:	Senior Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Documentation Agent and as
a Lender

By:	/s/ Matthew Lind
Name:	Matthew Lind
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Kellie Anderson
Name:	Kellie Anderson
Title:	Senior Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

WACHOVIA BANK, NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Casey Foulks
Name:	Casey Foulks
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

COMMERCE BANK, NA, as a Lender

By:	/s/ Brian J. Gormley
Name:	Brian J. Gormley
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Timothy P. Gleeson
Name:	Timothy P. Gleeson
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

REGIONS BANK, as a Lender

By:	/s/ Kerri Raines
Name:	Kerri Raines
Title:	Vice President

[Signatures Continued Next Page]

[Signature Page to Construction Loan Agreement with

Corporate Office Properties, L.P.]

SUNTRUST BANK, as a Lender

By:	/s/ Gregory T. Horstman
Name:	Gregory T. Horstman
Title:	Senior Vice President

SCHEDULE I

Commitments

Lender	Commitment Amount
KeyBank National Association	$38,333,333.34
Bank of America, N.A.	$38,333,333.33
Manufacturers and Traders Trust Company	$38,333,333.33
Citizens Bank of Pennsylvania	$25,000,000.00
Wachovia Bank, National Association	$25,000,000.00
SunTrust Bank	$20,000,000.00
PNC Bank, National Association	$15,000,000.00
Commerce Bank, NA	$15,000,000.00
Regions Bank	$10,000,000.00
TOTAL	$225,000,000.00

EXHIBIT D

FORM OF GUARANTY

THIS GUARANTY dated as of May 2, 2008, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons, each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Construction Loan Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Construction Loan Agreement”), by and among Corporate Office Properties, L.P. (the “Borrower”), Corporate Officer Properties Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Construction Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Construction Loan Agreement;

WHEREAS, the Borrower and the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Construction Loan Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to the Borrower, the Guarantors hereby guarantee to the Agent and the Lenders the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

1.             Guaranty of Payment. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following:  (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Construction Loan Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lenders in stages or installments and all amounts readvanced by the Lenders. The Guaranteed Obligations shall include, by way of illustration and not limitation, compliance with any Environmental Laws and indemnification of the Agent and the Lenders against any loss, claim, damage or liability arising out of, or with respect to, Hazardous Materials located on, or affecting all or any portion of the Borrowing Base Properties. The liability of the Guarantors with respect to Hazardous Materials and compliance with Environmental Laws with respect to a particular Borrowing Base Property shall survive until the date that is the earlier of (a) one (1) year after the date of the release of such Borrowing Base Property from the Borrowing Base, if applicable, or (b) one (1) year after the repayment of all of the Loans and Obligations. The guaranty of Guarantors as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Lenders or the Agent shall be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy any of them may have against the Borrower or any other Person or commence any suit or other proceeding against the Borrower or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower or any other Person; or (c) to make demand of the Borrower or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Guaranteed Obligations.

2.             Guaranty of Performance. Each Guarantor additionally hereby absolutely, unconditionally and irrevocably guarantees to the Agent and the Lenders the timely performance of all other obligations of the Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing, that:

(a)           all Improvements will be constructed in accordance with the Loan Agreement and with the Plans and Specifications;

(b)           all Improvements will be completed, lien free, and ready for occupancy, including delivery of any permits, certificates or governmental approvals required by law or the Construction Loan Agreement, on or before the required Completion Date required in the Construction Loan Agreement; and

(c)           Borrower will duly and punctually perform and observe all other terms, covenants, and conditions of the Notes, the Construction Loan Agreement and any other Loan Documents, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants, or conditions thereof now or hereafter made or granted.

If any of such obligations of Borrower are not complied with, in any respect whatsoever, and without the necessity of any notice from the Agent or any Lender to any Guarantor, each Guarantor agrees to (i) assume all responsibility for the completion of the Improvements and, at Guarantor’s own cost and expense, cause the Improvements to be fully completed in accordance with the Plans and Specifications and the Loan Documents; (ii) pay all bills in connection with the construction of the Improvements; and (iii) indemnify and hold the Agent and the Lenders harmless from any and all loss, cost, liability or expense that the Lender may suffer by reason of any such non-compliance. The Agent and the Lenders do not have and shall never have any obligation to complete the Improvements or take any such action. The obligations and liability of each Guarantor under this Section 2 shall not be limited or restricted by the existence of (or any terms of) the guaranty of payment under Section 1.

Section 3.       Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           (i) any change in the amount, interest rate or due date or other term of any of the Guaranteed Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Construction Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guaranteed Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Construction Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Construction Loan Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(c)           any furnishing to the Agent or the Lenders of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d)           any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)           any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

(h)           any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.       Action with Respect to Guaranteed Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or changing the interest rate that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Construction Loan Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Lenders shall elect.

Section 5.       Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Existing Credit Agreement, the Construction Loan Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.       Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Construction Loan Agreement or any of the other Loan Documents.

Section 7.       Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.       Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.       Reinstatement of Guaranteed Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Construction Loan Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

Section 10.     Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guaranteed Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to any Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Construction Loan Agreement or to be held by the Agent as collateral security for any Guaranteed Obligations existing.

Section 11.     Payments Free and Clear. All sums payable by any Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any

Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.     Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent and each Lender, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guaranteed Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13.     Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guaranteed Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guaranteed Obligations have been indefeasibly paid in full.

Section 14.     Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of each Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such

Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.     Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the Lenders shall have any duty whatsoever to advise such Guarantor of information regarding such circumstances or risks.

Section 16.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THE GUARANTORS, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE GUARANTORS, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG SUCH GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS

WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS GUARANTY.

Section 18.     Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guaranteed Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.     Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.     Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations and the other Obligations and the termination or cancellation of the Construction Loan Agreement in accordance with its terms.

Section 21.     Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Construction Loan Agreement, assign, transfer or sell any Guaranteed Obligation, or grant or sell participations in any Guaranteed Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor’s obligations hereunder. Subject to Section 12.8. of the Construction Loan Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or such Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.     JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTEED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF THE OTHER GUARANTOR HEREUNDER.

Section 23.     Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Construction Loan Agreement), the Agent and each Guarantor.

Section 24.     Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25.     Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Construction Loan Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received or when receipt is refused; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.     Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.     Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.     Limitation of Liability. Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Construction Loan Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Construction Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by Construction Loan Agreement or financed thereby.

Section 29.     Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means, with respect to any Guarantor, any of the following: (i) a voluntary or involuntary case concerning such Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of such Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to such Guarantor; (iv) such Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) such Guarantor makes a general assignment for the benefit of creditors; (vii) such Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) such Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) such Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by such Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Construction Loan Agreement.

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IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

CORPORATE OFFICE PROPERTIES TRUST

By:
	Name:	Stephen E. Riffee
	Title:	Executive Vice President

[INSERT NAMES OF OTHER GUARANTORS]

Address for Notices for each Guarantor:

c/o Corporate Office Properties, L.P.
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: General Counsel
Telephone Number:		(443) 285-5400
Telecopy Number:		(443) 285-7650

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                         , 20      , executed and delivered by                                             , a                            (the “New Guarantor”), in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Construction Loan Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Construction Loan Agreement”), by and among CORPORATE OFFICE PROPERTIES, L.P. (the “Borrower”), Corporate Office Properties Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Construction Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Construction Loan Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Construction Loan Agreement, the New Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders;

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of May 2, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)           irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations (as defined in the Guaranty);

(b)           makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Guaranty, and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)           consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Construction Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:
c/o Corporate Office Properties, L.P.
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: General Counsel
Telephone Number:	(443) 285-5400
Telecopy Number:	(443) 285-7650

Accepted:

KEYBANK NATIONAL
ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT G

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of May 2, 2008, executed and delivered by each of the undersigned and the other Persons who may become Pledgors hereunder pursuant to the execution and delivery of a Pledge Agreement Supplement substantially in the form of Annex 1 hereto (all of the undersigned each a “Pledgor” and collectively, the “Pledgors”) in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Construction Loan Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Construction Loan Agreement”), by and among Corporate Office Properties, L.P. (the “Borrower”), Corporate Office Properties Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Construction Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Construction Loan Agreement; and

WHEREAS, each Pledgor’s execution and delivery of this Pledge Agreement is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Pledge.  As collateral for the Secured Obligations (as defined in Section 2 hereof), each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent, for its own benefit and for the benefit of the Lenders, and grants to the Agent, for its own benefit and for the benefit of the Lenders, a security interest in, all of its right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Interests;

(b)           all distributions to which such Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c)           all other payments due or to become due to such Pledgor in respect of any Pledged Interest, whether under any Organizational Document, any other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(d)           all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of the Pledged Interests under any Organizational Document, other agreement, at law or otherwise;

(e)           all of such Pledgor’s rights under any Organizational Document, other agreement or at law to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any Pledged Interests including any power to (i)  execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any Pledged Interests, (ii) exercise voting rights or make determinations, (iii) exercise any election (including, but not limited to, election of remedies), (iv) exercise any “put”, right of first offer or first refusal, or other option, (v) exercise any right of redemption or repurchase, (vi) give or receive any notice, consent, amendment, waiver or approval, (vii) demand, receive, enforce, collect or receipt for any of the foregoing, (viii) enforce or execute any checks, or other instruments or orders, (ix) file any claims and to take any action in connection with any of the foregoing, or (x) otherwise act as if such Pledgor were the absolute owner of such Pledged Interests and all rights associated therewith;

(f)            all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(g)           all certificates and instruments representing or evidencing any of the foregoing;

(h)           all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing;

(i)            all products and proceeds of any of the foregoing; and

(j)            all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

Section 2.  Obligations Secured.  This Agreement is made, and the security interest created hereby is granted to the Agent, for its own benefit and for the benefit of the Lenders, to secure the prompt performance and payment in full of the following (collectively, the “Secured Obligations”): (a)  all of the Obligations; (b) all of the Pledgors’ obligations under this Agreement; and (c) all reasonable costs and expenses incurred by the Agent, the Lenders or their respective counsel in connection with the realization of the security for which this Agreement provides, including, without limitation, all reasonable attorney’s fees and reasonable costs and expenses of any proceedings to which this Agreement may give rise.

Section 3.  Representations and Warranties.  Each Pledgor hereby represents and warrants to the Agent and the Lenders as follows:

(a)           Validly Issued, etc.  All of the Pledged Interests have been duly authorized and are validly issued.

(b)           Title and Liens.  Such Pledgor is the sole legal and beneficial owner of the Pledged Collateral pledged by it and none of the Pledged Collateral is subject to any Lien.  No financing statement under the Uniform Commercial Code of any jurisdiction which names any Pledgor as debtor or covers any of the Pledged Collateral, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, other than Uniform Commercial Code financing statements filed in favor of the Agent, and no Pledgor has signed any such financing statement or notice or any security agreement or other document authorizing the filing of any such financing statement or notice, other than Uniform Commercial Code financing statements filed in favor of the Agent for its own benefit and for the benefit of the Lenders.

(c)           Name; Chief Executive Office.  The correct legal name of each Pledgor is set forth in the signature pages to this Agreement.  The chief executive office and principal place of business of each Pledgor is located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046 and the location of each Pledgor’s books and records relating to the Pledged Collateral is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046.

Section 4.  Covenants.  Each Pledgor hereby unconditionally covenants and agrees as follows:

(a)           No Liens; No Sale of Pledged Collateral.  Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), nor, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

(b)           Change of Locations, Name, Etc.  Without giving the Agent at least 30 days’ prior written notice, such Pledgor will not change its name, identity, state of organization, or structure.

Section 5.  Registration in Nominee Name, Denominations.  The Agent shall have the right (in its sole and absolute discretion) to hold any Equity Interests which are part of the Pledged Collateral in its own name as pledgee, the name of its nominee (as Agent or as sub-agent) or the name of the Pledgor thereof, endorsed or assigned in blank or in favor of the Agent.  Such Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to any such Equity Interests constituting Pledged Collateral registered in the name of such Pledgor.  The Agent shall at all times have the right to request that each Issuer of any Pledged Collateral issue certificates representing the Pledged Collateral and to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

Section 6.  Voting Rights; Dividends, etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that no Pledgor shall exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Collateral; and

(ii)           each Pledgor shall be entitled to retain and use any and all cash distributions paid on the Pledged Collateral, but any and all equity and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Agent to be held as collateral subject to the terms and conditions of this Agreement.

The Agent agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the distributions and other amounts which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b)           Upon the occurrence of an Event of Default, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors are entitled to exercise pursuant to subsection (a)(i) above and/or to receive the distributions and other amounts which the Pledgors are authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Agent, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the distributions and other amounts which the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above.  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this subsection (b) shall be retained by the Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 9.  If any Pledgor shall receive any distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Agent and the Lenders, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Agent upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.

Section 7.  Event of Default Defined.  For purposes of this Agreement, “Event of Default” shall mean any of the following events, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any

judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body: (i)        the failure of any Pledgor to comply with any of the terms and provisions of this Agreement; (ii) the occurrence of an “Event of Default” as such term is defined in the Construction Loan Agreement; or (iii) any action is taken by the issuer of any Pledged Interests or the members or trustees thereof to amend or modify the Organizational Documents in a manner that would adversely affect (A) the voting, liquidation, preference, redemption or other similar rights of any holder of the Pledged Interests or, (B) the Agent’s or the Lenders’ rights or remedies under this Pledge Agreement.

Section 8.  Remedies upon Default.

(a)           In addition to any right or remedy that the Agent or any Lender may have under the Construction Loan Agreement or any other Loan Document or otherwise under applicable law, if an Event of Default shall have occurred, the Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Agent in its discretion shall deem appropriate.  The Agent shall be authorized at any sale (if they deem it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any applicable law now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least ten days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification.  Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice or publication (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Agent may determine in its sole and absolute discretion.  Neither the Agent nor any Lender shall be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Agent nor any Lender shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public sale made pursuant to this Agreement, the Agent or any Lender, to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or any Lender from any Pledgor as a credit against the purchase price, and the Agent and the Lenders may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided.  Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b)           In addition to exercising the power of sale herein conferred upon it, the Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c)           The rights and remedies of the Agent and the Lenders under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have.

Section 9.  Application of Proceeds of Sale and Cash.  The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Agent or any Lender under the provisions of this Agreement, shall be applied in accordance with the Construction Loan Agreement.  The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 10.  Agent Appointed Attorney-in-Fact.  Each Pledgor hereby constitutes and appoints the Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Agent’s name or in the name of such Pledgor to do any of the following: (a) to perform any obligation of such Pledgor hereunder in such Pledgor’s name or otherwise; (b) upon an Event of Default, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Agent’s security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13.(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) upon an Event of Default, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) upon an Event of Default, to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument (not taken or executed by such Pledgor promptly upon the request of the Agent) which the Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.  Nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Agent or any Lender.  The power of attorney granted herein is irrevocable and coupled with an interest.

Section 11.  Reimbursement of Agent.  Each Pledgor agrees to pay upon demand to the Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, that the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder, or (d) the failure by such Pledgor to perform or observe any of the provisions hereof.  Any such amounts payable as provided hereunder shall be Secured Obligations.

Section 12.  Further Assurances.  Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Agent’s sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent’s security interest in the Pledged Collateral, or to enable the Agent or the Lenders to exercise or enforce their respective rights hereunder, including without limitation (a) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder.  Each Pledgor agrees to take, and authorizes the Agent to take on such Pledgor’s behalf, any or all of the following actions with respect to any Pledged Collateral as the Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Agent to enforce its rights and remedies hereunder: (i) to register in the name of the Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Agent a quantity of securities or partnership interests that constitutes all or part of the Pledged Collateral registered in the name of the Agent.  Notwithstanding the foregoing, each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Agent.  Each Pledgor hereby authorizes the Agent to file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor.  To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement.  Any property comprising part of the Pledged Collateral required to be delivered to the Agent pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgors and by such other instruments or documents as the Agent may reasonably request.

Section 13.  Securities Act.  In view of the position of any Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law hereafter enacted analogous in purpose or effect (such Act and any such similar applicable law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect.  Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, neither the Agent nor any Lender shall incur any responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. If such registration statement is available at the time of disposing of any of the Equity Interests contained in the Pledged Collateral, the Agent agrees to use its reasonable best efforts to utilize such registration statement in connection with the disposition.

Section 14.  Investment Property.  The Pledgor shall not, and shall not allow any issuer of any Pledged Collateral to elect that Pledged Interests except as directed or requested by the Agent be securities governed by Article 8 of the Uniform Commercial Code.  No issuer of any Pledged Collateral has made such an election.

Section 15.  Indemnification.  Each Pledgor agrees to indemnify and hold the Agent, each Lender and any Person controlling, controlled by, or under common control with, the Agent or any Lender and any officer, attorney, director, shareholder, agent or employee of the Agent or any Lender or any such Person (each an “Indemnified Person”), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, “Losses”), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Agent or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Agent or any Lender pursuant to the terms of this Agreement; provided, however, the Pledgor shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the willful misconduct or gross negligence of such Indemnified Person.  The Pledgor’s obligations under this section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.

Section 16.  Security Interest Absolute.  All rights of the Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the documents, instruments or agreements evidencing any of the Secured Obligations, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 17.  Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms.  The Pledgors or the Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

Section 18.  No Waiver.  Neither the failure on the part of the Agent or any Lender to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Agent or any Lender and any Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 19.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Pledgor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Construction Loan Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received or when receipt is refused; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

SECTION 20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 21.  Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 22.  Binding Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Pledgor can assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Agent or any Lender as collateral under this Agreement.

Section 23.  Termination.  Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate.  Upon termination of this Agreement in accordance with its terms the Agent agrees to take such actions as the Pledgors may reasonably request, and at the sole cost and expense of the Pledgors, (a) to return the Pledged Collateral to the Pledgors, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

Section 24.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 25.  Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 26.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 27.  Definitions.

(a)           As used herein, the following terms have the indicated meanings:

“Equity Interests” means all of the following: (a) all capital stock of any corporation; (b) all partnership interests in any general or limited partnership; (c) all membership interests in any limited liability company; (d) all securities and equity interests or beneficial in any other form of legal organization or entity.

“Event of Default” has the meaning set forth in Section 7.

“Issuer” means a Person which issued any Equity Interest that constitutes any part of the Pledged Collateral.

“Organizational Documents” means any declaration of trust, operating agreement, partnership agreement, by-laws, articles or certificate of incorporation, articles of organization, certificate of limited partnership, or other similar agreement or document.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledged Interests” means, with respect to each Pledgor, such Pledgor’s right, title and interest Equity Interests of the Persons as described on Exhibit A, whether now owned or hereafter acquired.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given to them in the Construction Loan Agreement.  Terms which are defined in the New York Uniform Commercial Code have the meanings given such terms therein.

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IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

[PLEDGORS]

By:
Stephen E. Riffee
Executive Vice President

Address for Notices for all Pledgors:

c/o Corporate Office Properties, L.P.
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: General Counsel
Telephone Number:	(443) 285-5400
Telecopy Number:	(443) 285-7650

Exhibit A

Pledged Interests

Pledgor	Issuer	Description

FORM OF PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                       , 20       (this “Supplement”) executed and delivered by                                             , a                            (the “New Pledgor”) in favor of KEYBANK NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, pursuant to that certain Construction Loan Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Corporate Office Properties, L.P. (the “Borrower”), Corporate Offices Properties Trust, the financial institutions from time to time party thereto as “Lenders”, the Agent, and the other parties thereto, the Lenders and the Agent have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Construction Loan Agreement;

WHEREAS, to secure obligations owning by certain parties under the Construction Loan Agreement and the other Loan Documents, the Borrower and the other “Pledgors” thereunder have executed and delivered that certain Pledge Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Agent and the Lenders;

WHEREAS, it is a condition precedent to the continued extension of such financial accommodations under the Construction Loan Agreement that the New Pledgor execute this Supplement to become a party to the Pledge Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Pledgor, the New Pledgor hereby agrees as follows:

Section 1.  Accession to Pledge Agreement; Grant of Security Interest.  The New Pledgor agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the New Pledgor had been an original signatory to the Pledge Agreement.  Without limiting the generality of the foregoing, the New Pledgor hereby:

(a)           pledges to the Agent for its benefit and the benefit of the Lenders, and grants to the Agent for its benefit and the benefit of the Lenders a security interest in, all of the New Pledgor’s right, title and interest in, to and under the Collateral, including the Equity Interests described on Exhibit I attached hereto, as security for the Secured Obligations;

(b)           makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 3 of the Pledge Agreement, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Pledge Agreement, and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 4 thereof; and

(c)           consents and agrees to each other provision set forth in the Pledge Agreement.

SECTION 2.  GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

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IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW PLEDGOR]

By:
Stephen E. Riffee
Executive Vice President

Address for Notices:

c/o Corporate Office Properties, L.P.
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: General Counsel
Telephone Number:	(443) 285-5400
Telecopy Number:	(443) 285-7650

Accepted:

KEYBANK, NATIONAL ASSOCIATION, as
Agent

By:
Name:
Title:

EXHIBIT H

FORM OF NOTE

$                                                                                                                                                                                                        , 20

FOR VALUE RECEIVED, the undersigned, CORPORATE OFFICE PROPERTIES, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), in care of KeyBank National Association, as Agent (the “Agent”) at KeyBank National Association, 127 Public Square, 8th Floor, Cleveland, Ohio, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of                                  AND         /100 DOLLARS ($                        ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to the Borrower under the Construction Loan Agreement (as herein defined)), on the dates and in the principal amounts provided in the Construction Loan Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Construction Loan Agreement.

The date, amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Construction Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Construction Loan Agreement dated as of May 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Construction Loan Agreement”), by and among the Borrower, Corporate Office Properties Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Construction Loan Agreement.

The Construction Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5.(d) of the Construction Loan Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, its general partner

By:
Stephen E. Riffee
Executive Vice President

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Construction Loan Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By